UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

Integral Technologies, Inc.
(Exact name of Company as specified in its charter)

Nevada	000-28353	98-0163519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3605 Eastside Park Road, Suite 1, Evansville, Indiana	47715
(Address of principal executive offices)	(Zip Code)

(812) 550-1770
(Company’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As used in this current report on Form 8-K (this “Super 8-K”), unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “we,” “us” and “our” refer to Integral Technologies, Inc., incorporated in the State of Nevada, and its subsidiaries after giving effect to the Acquisition (as defined below).

Prior to the Acquisition (as defined below), the registrant was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On November 10, 2026, the Company acquired an aggregate 80% membership interest (the “Acquired Interests”) in Apex North LLC, a Utah limited liability company (“Apex North”) (the “Acquisition”).

Apex North owns 100% of the unpatented lode mining claims comprising the Apex North Critical Minerals Project located in Washington County, Utah, consisting of approximately 394 recorded unpatented lode claims covering approximately 3,294 hectares (8,141 acres) on land administered by the Bureau of Land Management (“BLM”) (the “Project”). The recorded claims are registered in the name of Apex North LLC.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, the registrant’s historical financial statements as of period ends, and for periods ended, prior to the Acquisition will be replaced with the historical financial statements of Apex North, in all future filings with the U.S. Securities and Exchange Commission (the “SEC”).

This Super 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Super 8-K responds to the following Items:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 3.03	Material Modification to Rights of Security Holders.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

Prior to the Acquisition, the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Acquisition, the registrant has ceased to be a “shell company.” The information included in this Super 8-K constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Super 8-K contains forward-looking statements, including, without limitation, in the sections captioned “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere. Any and all statements contained in this Super 8-K that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Super 8-K may include, without limitation, statements regarding: our anticipated operational, business, and financial goals, including with respect to revenue, expenses, capital expenditures, dividends, capital structure, governance, or other financial and corporate matters; our potential future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC; and the assumptions underlying or relating to the foregoing.

The forward-looking statements are neither historical facts nor assurances of future performance and not meant to predict or guarantee actual results, performance, events, or circumstances. Instead, they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances, including those discussed under “Risk Factors” below, that are difficult to predict and many of which are outside of the Company’s control. Actual results, the timing of certain events and circumstances, and our financial condition may differ materially from those indicated or implied by the forward-looking statements as a result of these risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. Any forward-looking statement made by the Company in this Super 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CAUTIONARY NOTE REGARDING EXPLORATION STAGE COMPANIES

We are an exploration stage issuer and do not currently have any known mineral resources or reserves and cannot expect to have known mineral reserves unless and until an appropriate technical and economic study is completed for the Project or any of our other properties that shows “Proven Mineral Reserves” or “Probable Mineral Reserves” as defined by Regulation S-K 1300. We currently do not have any “Proven Mineral Reserves” or “Probable Mineral Reserves.” There can be no assurance that the Project or any of our other properties contains or will contain any such SEC-compliant “Proven Mineral Reserves” or “Probable Mineral Reserves” or that, even if such reserves are found, the quantities of any such reserves warrant continued operations or that we will be successful in economically recovering them.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.01 of this Super 8-K relating to the various agreements described therein is incorporated herein by reference.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE ACQUISITION

On November 10, 2026 (the “Closing Date”), the Company entered into and consummated the transactions contemplated by that certain Membership Interest Purchase Agreement, dated as of November 10, 2026 (the “MIPA”), by and among the Company (referred to therein as “Buyer”), Dragonstone Metals Ltd., an Australian public unlisted company (“DML”), and Nedeel LLC, a Nevada limited liability company (“Nedeel,” and together with DML, “Sellers”).

Membership Interest Purchase Agreement

Pursuant to the MIPA, the Company acquired an aggregate 80% membership interest, or the Acquired Interests, in Apex North, consisting of (i) a 40% membership interest from DML and (ii) a 40% membership interest from Nedeel. Apex North owns 100% of the unpatented lode mining claims comprising the Apex North Critical Minerals Project located in Washington County, Utah, consisting of approximately 394 recorded unpatented lode claims covering approximately 3,294 hectares (8,141 acres) on land administered by the Bureau of Land Management (“BLM”) (the “Project”). The recorded claims are registered in the name of Apex North LLC.

Consideration

The aggregate consideration payable by the Company for the Acquired Interests consists of issuance to Sellers of an aggregate of 390,714 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), allocated 195,357 shares to DML and 195,357 shares to Nedeel (the “Closing Shares”). The Closing Shares have an aggregate Stated Value of $27,349,980 and are convertible, at the initial Conversion Price of $0.07 per share, into an aggregate of 390,714,000 shares of common stock, subject to the Beneficial Ownership Limitation described below. As of the Closing Date, the Closing Shares represented approximately 85.91% of the total voting power of the Company’s outstanding voting securities and, as a result of their issuance, a change in control of the Company occurred on the Closing Date. For additional information regarding the beneficial ownership of the Company’s voting securities following the Closing, see “Security Ownership of Certain Beneficial Owners and Management” below.

For a description of the Series D Preferred Stock, see “Description of Registrant’s Securities—Series D Preferred Stock” below.

Retained Interest

Following the closing of the transactions contemplated by the MIPA (the “Closing”), Sellers' designated affiliates (Green Iguana Investments Pty Ltd. (10%) and Kryptonite LLC d/b/a NV Resources (10%)) retain an aggregate 20% membership interest in Apex North (the “Retained Interest”).

Non-Competition

The Sellers agreed to a three-year post-Closing non-competition covenant restricting competition within the Area of Interest with respect to critical minerals (including germanium, gallium, and copper).

Area of Interest

The MIPA includes an Area of Interest provision covering all lands within a three-mile radius from the exterior boundaries of the Project claims.

Free Carry

The holders of the Retained Interest are entitled to a “free carry” with respect to their combined 20% interest through the earliest of (i) a decision to mine, (ii) the date the Company obtains a bankable feasibility study, or (iii) such other date as mutually agreed.

Indemnification

The MIPA contains customary indemnification provisions. Seller indemnification obligations are several and not joint. Indemnification payments may be satisfied in shares of Series D Preferred Stock or shares of common stock issued upon conversion thereof, valued at fair market value.

Material Relationships; Determination of Consideration; Source of Funds

Brett Mitchell, who was appointed as the Company’s Chief Executive Officer and a director at the Closing, is a director and a major shareholder of DML and, as a result, may be deemed to share beneficial ownership of the Closing Shares issued to DML. Other than as described in this Super 8-K, prior to the Acquisition there was no material relationship, other than in respect of the Acquisition, between either Seller and the Company or any of its affiliates, directors or officers, or any associate of any such director or officer.

The consideration for the Acquired Interests was determined through negotiations taking into account the stage of exploration of the Project, exploration expenditures incurred to date and the conclusions of the TRS. The Company did not obtain a fairness opinion or independent valuation in connection with the Acquisition.

The foregoing description of the MIPA does not purport to be complete and is qualified in its entirety by reference to the full text of the MIPA, a copy of which is filed as Exhibit 2.1 to this Super 8-K and is incorporated herein by reference.

A&R Operating Agreement

In connection with the Closing, the members of Apex North entered into the Second Amended and Restated Limited Liability Company Operating Agreement of Apex North LLC (the “A&R Operating Agreement”), which amends and restates in its entirety the original operating agreement dated March 9, 2026. The following summary of the material terms is qualified in its entirety by reference to the full text of the A&R Operating Agreement, a copy of which is filed as Exhibit 10.1 to this Super 8-K and incorporated herein by reference.

Organization, Purpose and Term

Apex North LLC is a limited liability company organized under the Utah Revised Uniform Limited Liability Company Act (the “Utah Act”), formed by the filing of its Articles of Organization with the Utah Division of Corporations and Commercial Code on March 9, 2026. Apex North was formed as a special-purpose vehicle to hold and develop the Apex North unpatented lode mining claims and to facilitate the transactions contemplated by the MIPA, and is authorized to engage in any lawful act or activity for which limited liability companies may be formed under the Utah Act. Apex North has perpetual existence, subject to earlier dissolution as provided in the A&R Operating Agreement or under the Utah Act.

Membership Interests

The membership interests in Apex North are divided into three classes, namely Common Interests, Preferred Interests and Profits Interests that are issued in Units, with 30,000,000 Common Units, 10,000,000 Preferred Units and 1,000,000 P Units initially authorized. As of the Closing, 10,000,000 Common Units are issued and outstanding, allocated 8,000,000 to the Company (as Buyer), 1,000,000 to Green Iguana Investments Pty Ltd. and 1,000,000 to Kryptonite LLC d/b/a NV Resources. No Preferred Units or P Units are issued and outstanding. Apex North is manager-managed by a board of managers (the “Board”). The Board is authorized, without member approval (except as required by law), to designate one or more series of Preferred Units, to issue additional Units of any class for cash, property, services or other lawful consideration, and to issue debt securities, options, warrants or other equity-based awards (including profits interests to officers, managers, employees and service providers, structured to constitute “profits interests” under Rev. Proc. 93-27 and Rev. Proc. 2001-43). Common Units carry one vote per Unit; P Units are non-voting. Members have no preemptive or similar rights except as expressly provided.

Capital Contributions, Free Carry and Dilution

Each member's initial capital contribution is set forth on Schedule A; members are not required to make additional capital contributions except to the extent required under the Utah Act, and no member is entitled to interest on, withdrawal of, or any return of capital except as expressly provided in the A&R Operating Agreement. During the Free Carry Period, the holders of the 20% Retained Interest (Green Iguana Investments Pty Ltd. and Kryptonite LLC d/b/a NV Resources, the “Free Carry Parties”) are not required to fund any capital contributions or Project expenditures and are not subject to dilution, and the Company (as Buyer) bears 100% of Project costs, funded through additional capital contributions or loans as determined by the Board. Following expiration of the Free Carry Period, each Free Carry Party must elect either to contribute its pro rata share of subsequent capital calls (a “Contribution Election”) or to forgo further participation (a “Non-Contribution Election”), with failure to elect deemed a Non-Contribution Election. A member that fails to fund its pro rata share of a capital call is subject to proportionate dilution of its Units pursuant to a formula set forth in the A&R Operating Agreement. Upon a Non-Contribution Election (or deemed election) by a Free Carry Party, such party forfeits its Units to the Company (as Buyer) and, in lieu of further participation, receives a 1.0% gross smelter return royalty on Mineral Products produced from the Project (capped at an aggregate 2.0% if both Free Carry Parties so elect).

Distributions and Allocations

The Board determines the amount of cash and other property of Apex North available for distribution (“Distributable Cash”). Distributions are made in the following order of priority: first, mandatory tax distributions to members in proportion to their respective allocations of estimated taxable income, in an amount sufficient to cover taxes at the highest federal rate (which reduce subsequent distributions on a dollar-for-dollar basis); and second, pro rata to all members in accordance with their relative Unit holdings, except that P Members participate only to the extent of appreciation in Fair Market Value above the applicable Threshold Amount and only with respect to vested P Units. Allocations of net profits and net losses are made in a manner consistent with the distribution waterfall and the Treasury Regulations under Section 704(b) and 704(c) of the Code.

Management and Governance

Apex North is managed by the Board, in whom is vested the exclusive power and authority to manage the business and affairs of Apex North; members, as such, have no power with respect to the management of Apex North. Managers are appointed by the holders of a majority of the outstanding voting Units (a “Majority of Members”). The number of Managers constituting the entire Board shall be at least one or such greater number as the Board shall determine from time to time. Managers need not be Members of the Company. A Manager may be removed and/or replaced by the affirmative vote or written consent of a Majority of Members. Apex North is also designated, and the Buyer is appointed as the managing member, authorized to act on behalf of Apex North on matters designated under the MIPA or the A&R Operating Agreement, subject to the Major Decision (as defined below) limitations. Members are entitled to one vote per voting Unit, and quorum at member meetings requires the presence of holders of a majority of the outstanding voting Units. Action may be taken by written consent of a Majority of Members.

Notwithstanding the general authority of the Board, the following actions constitute “Major Decisions” requiring the approval of both the Board and a Majority of Members: (i) any amendment to the A&R Operating Agreement or the Articles of Organization; (ii) any merger or consolidation of Apex North; (iii) the sale of all or substantially all of Apex North’s assets; (iv) the dissolution, winding up, liquidation or bankruptcy filing of Apex North; (v) any amendment, modification or waiver that disproportionately and adversely affects the Free Carry Parties relative to the Buyer; (vi) any merger, consolidation, recapitalization, conversion, or a sale of all or substantially all of Apex North’s business by sale of Units, assets, merger or otherwise (a “Sale Transaction”), in which the per-Unit consideration to the Free Carry Parties differs from that to the Buyer (subject to the Sale Transaction provisions); and (vii) any issuance of additional Units or equity-linked securities on terms that would dilute the Retained Interest prior to expiration of the Free Carry Period (other than dilution effected through the capital-call dilution mechanism).

Transfer Restrictions

No member may make any transfer, sale, assignment, pledge, encumbrance or other disposition (a “Disposition”) of Units except in accordance with the A&R Operating Agreement; any non-conforming Disposition is void. Permitted Transferees include specified family members, trusts and affiliated entities, in each case subject to the transferee's agreement to be bound by the A&R Operating Agreement. Other Dispositions are subject to a right of first refusal in favor of Apex North, and thereafter the other members, exercisable within 30 days at the price and on the terms proposed by the third-party purchaser. Non-selling members also have co-sale (tag-along) rights to participate pro rata in any third-party Disposition by another member. Members holding 50% or more of the outstanding Units have drag-along rights requiring all other members to participate, on the same terms, in a sale of Units to a third party, with customary obligations, several (not joint) representations, indemnification capped at net proceeds, and a power of attorney to effect the sale. A Majority of Members may also initiate a Sale Transaction, in which all members are required to use reasonable best efforts to support the transaction and receive the same per-Unit consideration (within each class). The right of first refusal, co-sale and drag-along provisions terminate upon consummation of a registered public offering of Units (or successor securities) or such other date as the Board and a Super Majority of Members may determine.

In addition, until the earlier of (a) expiration of the Free Carry Period and (b) the second anniversary of the Closing under the MIPA, the Free Carry Parties are subject to a lock-up prohibiting any Disposition of the Retained Interest other than to a Permitted Transferee or with the prior written consent of the Buyer; any Disposition of the Retained Interest remains subject to the right of first refusal, co-sale, drag-along and Sale Transaction provisions. Transfers are further prohibited if they would cause Apex North to be treated as a corporation for federal income tax purposes, violate federal or state securities laws, or breach any agreement binding on Apex North. A transferee not admitted as a substituted member in accordance with the A&R Operating Agreement is treated as an assignee entitled only to economic rights, without any voting or management rights.

Withdrawal, Dissolution and Liquidation

No member is permitted to withdraw any portion of its capital contribution without the prior written consent of a majority of the holders of Preferred Units and Common Units, voting as a single class, and no member has any obligation to restore a deficit Capital Account balance. Apex North will be dissolved and its affairs wound up on a date determined by both the Board and a Majority of Members, or upon the occurrence of an event of dissolution under the Utah Act (subject to the members' right to elect to continue Apex North). Upon dissolution, Apex North’s assets are distributed in the following order: (i) to the payment of debts, liabilities and expenses of liquidation (including loans from members); (ii) to the establishment of reserves for contingent or unforeseen liabilities; and (iii) thereafter, to the members in accordance with the distribution priorities set forth in the A&R Operating Agreement, after giving effect to all prior allocations and non-liquidating distributions.

Limitation of Liability and Indemnification

Except as otherwise provided in the Utah Act, the debts, obligations and liabilities of Apex North are solely those of Apex North, and no member, manager, officer, employee or agent is personally liable for any debt, obligation or liability of Apex North solely by reason of such status. Apex North indemnifies its managers, officers, employees, members and agents (each, an “Indemnitee”) to the fullest extent permitted by the Utah Act against losses, claims, damages, liabilities, expenses (including attorneys' fees), judgments, fines and settlements arising out of the business or activities of Apex North, and provides for advancement of defense expenses. Indemnification is not available with respect to (i) a breach of an Indemnitee's duty of loyalty to Apex North or its members or (ii) acts or omissions involving intentional misconduct, gross negligence or a knowing violation of law. Apex North is authorized to purchase and maintain directors' and officers' (or comparable) insurance covering Indemnitees.

Area of Interest

The A&R Operating Agreement contains an “Area of Interest” provision requiring that, for so long as Apex North or any member holds an interest in the Project, any Mineral Rights located wholly or partly within the Area of Interest that are acquired by the Buyer, any member or any of their respective affiliates (“AOI Acquisitions”) be promptly disclosed and, at the election of Apex North (acting through the Buyer as managing member), contributed to Apex North free and clear of liens (other than permitted encumbrances), with related costs and expenses shared among members in accordance with their Units (subject to the free carry) and reimbursable to the Buyer at the prime rate plus 2% if advanced by the Buyer.

Tax Matters

Apex North intends to be treated as a partnership for U.S. federal income tax purposes, and a Partnership Representative is appointed to act on behalf of Apex North in the event the centralized partnership audit provisions of Sections 6221 through 6241 of the Code apply. The Board has the authority, without member consent, to elect to have Apex North taxed as a corporation, and to effect a Corporate Conversion (by conversion, merger, reorganization or otherwise) in connection with a public offering or as otherwise determined to be in the best interests of Apex North, in which case each member is required to vote in favor of, and waive dissenters' or appraisal rights with respect to, such Corporate Conversion, subject to receipt of capital stock having the same relative economic interest as the member's Units.

Confidentiality

Each party is required to hold the Confidential Information of Apex North and the other parties in strict confidence and to use such information only in furtherance of Apex North’s objectives, subject to customary exceptions for legally required disclosures and disclosures to affiliates and representatives bound by substantially similar confidentiality obligations.

Governing Law and Amendments

The A&R Operating Agreement is governed by the laws of the State of Utah, including the Utah Revised Uniform Limited Liability Company Act, or the Utah Act. The A&R Operating Agreement may be amended by written amendment executed by a Majority of Members; provided, however, that, as a Major Decision, any amendment also requires Board approval, and amendments that disproportionately and adversely affect the Free Carry Parties relative to the Buyer require approval as a separate Major Decision.

Exchange Agreement

On November 10, 2026, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with SBI Investments LLC, 2014-1 (“SBI”), C/M Capital Master Fund, LP (“CM”) and WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series (“WVP” and, together with SBI and CM, the “Noteholders”). Each of the Noteholders is under common control, and Jonathan Juchno acts as authorized representative of each Noteholder.

Prior to the Exchange (as defined below), SBI, together with its affiliates, beneficially owned more than 5% of the Company’s outstanding common stock. Under the Exchange Agreement, the Noteholders exchanged all outstanding promissory notes previously issued to them by the Company (the “Prior Notes”) for shares of the Company’s Series D Preferred Stock (the “Exchange”). At closing, the Prior Notes were surrendered and cancelled, and all of the Company’s obligations under them were deemed satisfied and discharged in full. The Noteholders gave no consideration other than surrendering the Prior Notes.

The Prior Notes bore interest at rates of 4% to 8% per annum. As of June 30, 2026, the Prior Notes had an aggregate outstanding balance of $4,391,074, consisting of $3,642,500 of principal and $748,574 of accrued interest. That balance breaks down as follows:

SBI: $3,967,720, consisting of $3,222,500 of principal and $745,220 of accrued interest.
CM: $347,943, consisting of $345,000 of principal and $2,943 of accrued interest.
WVP: $75,411, consisting of $75,000 of principal and $411 of accrued interest.

Several of the Prior Notes held by SBI had passed their original maturity dates. In exchange for the Prior Notes, the Company issued the following shares of Series D Preferred Stock:

SBI: 56,682 shares
CM: 4,971 shares
WVP: 1,077 shares

The balance exchanged by CM also includes the stated value of two shares of the Company’s Series B Preferred Stock held by CM, which were exchanged in the same transaction.

Despite beneficially owning 62,730 shares of Series D Preferred Stock convertible into an aggregate of 62,730,000 shares of Common Stock, Jonathan Juchno is not deemed to beneficially own more than 5% of the outstanding Common Stock due to the beneficial ownership limitation on conversion and the voting rights limitation set forth in Section 10(f) of the Certificate of Designation for the Series D Preferred Stock. For a description of the Series D Preferred Stock, see “Item 2.01—Description of Registrant’s Securities—Series D Preferred Stock” below.

This summary is qualified in its entirety by the full text of the Exchange Agreement, filed as Exhibits 10.4 to this Super 8-K and incorporated by reference.

Promissory Note Acceptance Agreements – Services

On November 10, 2026, in connection with the closing of the Membership Interest Purchase Agreement, the Company entered into Promissory Note Acceptance Agreements (the “Services Note Acceptance Agreements”) with Doug Bathauer, the Company’s former Chief Executive Officer and a current director, and James Eagan, the Company’s former director. Under each agreement, the Company issued a promissory note in exchange for accrued and unpaid compensation for services previously rendered to the Company. Mr. Bathauer was owed approximately $709,000 of accrued compensation and received a note in the principal amount of $300,000. Mr. Eagan was owed approximately $709,000 of accrued compensation and received a note in the principal amount of $300,000. Each note was accepted as a negotiated compromise, in full satisfaction and discharge of the compensation owed.

The terms of each note are as follows:

●	Interest: 8% per annum, computed on a 360-day year and payable quarterly in arrears.

●	Maturity: 18 months after issuance, when all outstanding principal and accrued interest are due.

●	Prepayment: The note may be prepaid at any time without premium or penalty on at least five business days’ notice.

●
Default: The note carries customary events of default, including payment defaults not cured within 10 business days after notice and bankruptcy events. While an event of default is continuing, the note bears interest at the lesser of 13% per annum and the maximum rate permitted by law.

●	Each Services Note Acceptance Agreement also contains a mutual general release of claims relating to the services and the compensation owed.

On November 10, 2026, in connection with the closing of the Membership Interest Purchase Agreement, the Company also entered into a Promissory Note Acceptance Agreement with Ascentaur LLC (the “Consultant”) to settle $650,000 in consulting fees the Company owed the Consultant (the “Fees Owed”). In full satisfaction of the Fees Owed, the Company agreed to pay the Consultant $250,000 in cash within 30 days of the closing of the MIPA and issued it a $400,000 promissory note. The Note bears interest at 8% per year, payable quarterly in arrears, and matures 18 months after issuance. The Company may prepay it at any time without penalty on five business days’ notice. During an event of default, the interest rate rises to the lesser of 13% and the maximum rate permitted by law, and the Consultant may accelerate the note. Events of default include payment defaults, uncured material breaches and bankruptcy events. The parties also exchanged mutual general releases relating to the consulting relationship and the Fees Owed, with customary exceptions.

A form of the Promissory Note Acceptance Agreement is filed as Exhibit 10.5 to this Super 8-K and incorporated by reference herein.

Departure and Appointment of Directors and Officers

At the Closing, the Company effected a reconstitution of its board of directors and officers pursuant to the terms of the MIPA. Specifically:

●	James Eagan resigned from his position as a director of the Company. Douglas Bathauer and Michael Pruitt remained as directors of the Company.

●	Brett Mitchell and Debra W. Struhsacker were appointed as directors of the Company.

●
All then-existing officers resigned. Brett Mitchell was appointed as Chief Executive Officer, President, Treasurer, Chief Financial Officer and Secretary, and Lyndsey Wright was appointed as Chief Operating Officer.

See “Directors and Executive Officers” below for information about our new directors and executive officers.

Accounting Treatment; Change of Control

The Acquisition is being accounted for as a “reverse merger” or “reverse acquisition,” and Apex North is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in the registrant’s financial statements relating to periods prior to the Acquisition are those of Apex North, and are recorded at the historical cost basis of Apex North, and the consolidated financial statements after completion of the Acquisition will include the assets and liabilities of Apex North, the assets and liabilities of the Company, historical operations of Apex North, and operations of the Company from the date of closing. As a result of the issuance of the Closing Shares, a change in control of the Company occurred on the Closing Date. DML and Nedeel collectively acquired 390,714 shares of Series D Preferred Stock as a result of which DML and Nedeel together represent approximately 85.91% of the total voting power of the Company’s outstanding voting securities as of the Closing Date.

Except as described in this Super 8-K, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act following the Acquisition. As a result of the Acquisition, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

FORM 10 INFORMATION

Business
Overview

Following completion of the Acquisition, the Company's principal business operations are conducted through Apex North, which owns 100% of the unpatented lode mining claims comprising the Apex North Critical Minerals Project in Washington County, Utah. The Project is an early-stage critical metals exploration asset located in the Beaver Dam Mountains of Washington County, approximately 13 miles (21 km) west of St. George. The Project has surface occurrences of gallium (“Ga”) and germanium (“Ge”), together with anomalous base metals and other elements. Selective reconnaissance samples returned elevated Ga and Ge values, but should not be interpreted as representative of average grade.

Apex North is an early‑stage exploration company with no mineral resources or reserves as defined under Subpart 1300 of Regulation S‑K; exploration involves significant technical, permitting, title, funding, contractor‑availability, and commodity‑price risks, and there can be no assurance that the planned programs will result in a discovery or economic development.

The following technical and scientific description for the Apex North Critical Minerals Project is based on the Technical Report Summary (“TRS”) titled “Technical Report Summary: The Apex North Critical Metals Property, Washington County, Utah, USA,” with an effective date of May 14, 2026, prepared for the Company by Clay Postlethwaite, M.Sc. and Ph.D., CPG, of CP Geosciences LLC, a qualified person (the “QP” herein). The TRS was prepared in accordance with Subpart 1300 of Regulation S-K and is filed as Exhibit 96.1 to this Super 8-K.

The Apex North Critical Minerals Project

The Project comprises 394 recorded unpatented lode mining claims encompassing approximately 3,294 hectares (8,141 acres) of land administered by the U.S. Bureau of Land Management. These claims are located within Township 41 South, Range 18 West, Sections 6, 20-21, 27-30, and 33-34, and Township 42 South, Range 18 West, Sections 3-5, 9-10, and 17, Salt Lake Meridian.

Strategic Location

The Project is situated approximately 12 kilometers north of the historic Apex Mine, which is discussed in the TRS as a relevant geological and exploration analogue but is not immediately adjacent to the Project. The QP has not verified information regarding the Apex Mine, and mineralization at the Apex Mine is not necessarily indicative of mineralization or economic potential at the Project.

Geology and Mineralization

The Project is underlain by Paleozoic shelf carbonate strata dipping gently to the east. The strata have undergone repeated solution-collapse (karsting) events during the Mississippian through Triassic Periods, followed by compressional deformation in the late Cretaceous and Miocene extension, uplift and deep oxidation. Surface geological and geochemical observations are broadly consistent with Kipushi-type and Colorado Plateau solution-collapse breccia-pipe systems, but the deposit type at Apex North has not been confirmed by drilling.

Exploration Targets

The TRS identifies two principal geological target settings: (1) solution-collapse breccia pipes, which are expected to be small in plan view (generally less than 100 meters in diameter) but vertically persistent, steeply plunging and irregularly shaped, with potential for high concentrations of base metals, arsenic, gallium and germanium; and (2) fault-controlled mineralization, where younger structures may have intersected earlier breccia systems and focused oxidizing fluids and metal remobilization. These exploration targets are conceptual in nature and should not be construed as estimates of mineral resources or mineral reserves.

A total of 41 rock samples and four soil samples were collected for assay during a December 2025 reconnaissance program. An additional 284 hand samples were collected for testing with portable XRF and magnetic susceptibility measurements. An airborne magnetic survey covering approximately 1,005 line-kilometers was completed over the middle portion of the property at 150- and 75-meter line spacing; interpretation was pending as of the TRS effective date. A soil sampling program comprising approximately 1,100 samples is currently in the collection stage.

Exploration Plan

Since inception, Apex North has completed a reconnaissance surface-sampling program and an airborne magnetic survey and has commenced a soil sampling program. The Company intends to integrate the magnetic, soil-sampling, mapping and geochemical data to define drill targets. The QP recommended a two-phase exploration program with a total budget of $2,530,000: Phase 1, budgeted at $1,030,000, for approximately 3,000 meters of reverse-circulation drilling, soil sampling, an aeromagnetic survey, and mapping, prospecting and structural interpretation; and Phase 2, contingent on the results of Phase 1 and budgeted at $1,500,000, for approximately 1,500 meters of core drilling, approximately 3,000 meters of reverse-circulation drilling and metallurgical studies.

Once the soil sampling and magnetic survey results have been interpreted, field review and initial drill program design should follow to test the high-priority targets. Phase 1 is intended to test for mineralization at depth. If successful, Phase 2 should evaluate the geometry and scale of mineralized zones to a depth of approximately 150 meters and include initial metallurgical testing.

Regulatory

The mining claims are located on land administered by the BLM. The Project is subject to applicable federal, state and local environmental laws and mining regulations. The Company holds no permits for exploration activities that would cause surface disturbance; early phases of exploration involving surface disturbance are expected to be conducted under applicable BLM surface management authorization and Utah requirements.

Intellectual Property

None.

Competition

The gallium and germanium industry is highly competitive, and our competition includes larger, more established companies with longer operating histories that not only explore for and produce gallium and germanium but also market gallium, germanium and other products on a regional, national or worldwide basis.  Due to their greater financial and technical resources, we may not be able to acquire additional gallium and germanium projects in a competitive bidding process involving such companies.  Additionally, these larger companies have greater resources to continue with their operations during periods of depressed market conditions.

Employees

The Company currently has no full-time employees. All of the Company’s personnel, including its Chief Executive Officer, Brett Mitchell, provide services to the Company on a consulting basis pursuant to consulting or service agreements and are not employees of the Company. Our officers and consultants devote such time to the Company’s affairs as they deem necessary and are not required to devote their full time to our business, and they may engage in other business activities. We expect to engage additional consultants, geologists, contractors, and other service providers as needed to carry out our exploration programs, and we may hire full-time employees in the future as our operations develop. None of our personnel is represented by a labor union or covered by a collective bargaining agreement, and we believe our relationships with our consultants are good.

Risk Factors

We are an early-stage exploration company with no mineral reserves or resources and no operating history in the mining business, and investors should be prepared to lose their entire investment. You should carefully read all of the risk factors below. The risks and uncertainties described are not the only ones we face. Additional risks that are not presently known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations, and the value of our securities.

Risks Related to Our Business and Operations

We are an early‑stage exploration company with no mineral reserves, no revenues from mining operations, and a history of losses, and we may never achieve commercial production or profitability.

Our Project is at the exploration stage and, as of the date of this filing, we have not established any mineral resources or reserves under Subpart 1300 of Regulation S‑K. Exploration is inherently speculative, and most exploration projects do not result in viable mines, even after significant capital is deployed. We have not generated material revenues since 2018 and have experienced operating losses and negative operating cash flows for several years, and our auditors have issued a going‑concern emphasis in prior reports. Even if we discover mineralization, moving from exploration to development will require substantial additional capital, technical studies, permits, and construction of processing and other facilities, none of which are assured. If we fail to establish an economic project or to secure the funds required to advance it, you could lose all or a portion of your investment.

We have no operating history in the mining business, we are undergoing a transformative change in business, and we may be unable to successfully integrate and operate the Apex North Project.

Immediately prior to the Acquisition reported in this Super 8‑K, we were a shell company with only nominal operations. Our historical expertise does not include exploration, development, construction, or operation of mines. Following closing, our management must build new capabilities, systems, and processes to operate in a highly specialized and regulated industry, while integrating the Apex North Project and the associated technical, legal, and financial requirements. Rapid transformation increases the risk of execution errors, delays, cost overruns, and control deficiencies. If we fail to recruit and retain personnel with the necessary mining, permitting, and financial reporting expertise, or if our board and management are unable to manage this change effectively, our business and prospects would be materially harmed.

Our continuation as a going concern depends on our ability to raise additional capital, and we may not be able to obtain financing on favorable terms or at all.

Our exploration plans and ongoing obligations require substantial capital beyond our current resources, including to fund geologic work, drilling, metallurgical testing, environmental baseline studies, permit applications, and corporate overhead. We expect to rely on external financing for the foreseeable future, including equity, convertible instruments, strategic offtake arrangements, grants, or debt, any of which could be dilutive or impose restrictive covenants. Adverse market conditions for junior mining companies, rising interest rates, weak commodity prices, or unfavorable perceptions of gallium and germanium market dynamics could limit our access to capital. If we cannot secure sufficient financing when needed, we may delay, scale back, or cease exploration activities, relinquish mineral rights, or enter into unfavorable transactions, each of which would adversely affect the value of your investment.

Our internal controls over financial reporting have material weaknesses and our limited personnel increase the risk of errors, omissions, or fraud.

We currently have a small management team and no employees, and we rely heavily on third‑party consultants and contractors. We have reported material weaknesses in our internal control over financial reporting, including limited segregation of duties and a lack of documented processes and procedures. Transitioning from a shell company to an exploration company increases the complexity of our financial reporting, including specialized mining disclosures and estimates. If we fail to remediate our material weaknesses in a timely manner, we could be unable to produce timely and accurate financial statements, our ability to access capital markets could be adversely affected, and we could be subject to regulatory scrutiny or litigation.

We depend on a small number of key individuals and third‑party contractors, and the loss of their services or poor performance by contractors would adversely affect our business.

Our success depends on the services and expertise of our senior management and our technical leadership, as well as on specialist consultants for geology, drilling, metallurgy, environmental studies, permitting, and legal matters. Competition for experienced mining professionals is intense, particularly for those with critical mineral and hydrometallurgical expertise. We may be unable to secure or retain the personnel and contractors needed to execute our plans on acceptable terms. Our reliance on third parties reduces our direct control over work quality, schedules, and costs, and contractor accidents or non‑compliance can result in delays, liabilities, or permit issues for which we may be responsible.

The holders of the 20% retained interest in Apex North have a “free carry,” which may reduce our effective economic interest and constrain capital allocation.

Under the terms of the Acquisition, the holders of the remaining 20% interest are entitled to a free carry through agreed milestones, which requires us to fund 100% of certain expenditures while owning 80% of the project. This arrangement increases our funding burden and may reduce our effective economic interest in early phases when capital intensity is high. If a retained interest holder elects not to contribute to future expenditures after the free‑carry period ends, our percentage interest could be diluted under the operating agreement, or we may need to fund disproportionate amounts to maintain our interest, either of which could reduce our returns.

Title to our mineral rights is uncertain because our claims are unpatented lode mining claims on federal lands and are subject to ongoing compliance obligations and potential contest.

Apex North is comprised of unpatented lode mining claims administered by the U.S. Bureau of Land Management. Title to unpatented claims is based on compliance with federal and state mining laws and on prior appropriation, and is subject to inherent uncertainties that may not be discoverable through title investigation alone. Our claims require timely payment of annual maintenance fees and adherence to location and recordation requirements; failure to comply could render claims void or subject to relocation by third parties. Government agencies may contest the validity or boundaries of claims, and adjacent claimants or land users may assert conflicting rights. In addition, we have staked additional claims that are not yet perfected; those claims may not mature into valid and enforceable property interests. Any adverse claim, boundary dispute, or failure to perfect could materially reduce the size or quality of our land position.

We may not be able to demonstrate mineral resources or reserves under Subpart 1300 of Regulation S‑K, and any future estimates will be uncertain and subject to change.

Estimates of mineralization are inherently uncertain and depend on geological interpretation, sampling, and statistical analysis that may prove inaccurate over time. Subpart 1300 of Regulation S‑K imposes strict standards for the disclosure of exploration results, resources, and reserves, and requires the oversight of a qualified person. We may not be able to report resources until sufficient drilling, metallurgical testing, and economic analysis have been completed, and we may never establish reserves. Even if we report resources or reserves in the future, they are only estimates and may be materially affected by changes in prices, recovery rates, operating costs, design parameters, permitting conditions, and other factors, which could render a previously economic deposit uneconomic.

Future acquisitions, joint ventures, or farm‑ins may be required to advance the Project and would involve risks that could adversely affect us.

To obtain processing capacity, secure offtake arrangements, or share capital costs, we may pursue joint ventures, strategic partnerships, or additional property acquisitions. Such transactions may be difficult to negotiate and consummate and could involve issuance of equity or securities with preferences senior to common stock, the incurrence of debt, or other obligations. Integration of additional assets or partners introduces governance and operational complexities, and disagreements with partners over budgets, work programs, or commercial terms could delay progress or require litigation or arbitration to resolve.

Risks Related to the Mining Industry and the Apex North Project

Mineral exploration is inherently hazardous and subject to significant operational risks that could cause injury, environmental harm, and financial loss.

Exploration and potential development activities expose us to hazards, including drilling accidents, ground instability, extreme weather, wildfires, equipment failures, transportation incidents, and exposure to hazardous materials. These risks can result in personal injury or death, environmental damage, property or equipment loss, and business interruption. Insurance for certain risks may be unavailable, uneconomic, or subject to high deductibles and exclusions, and we may be under‑insured against particular losses. A significant incident at our site or by a contractor could lead to investigations, fines, permit restrictions, reputational damage, and substantial unplanned expenditures.

Infrastructure, water availability, and access constraints in our Project area may increase costs and delay timelines.

The Project is located in the Beaver Dam Mountains of Washington County, Utah. Although road access and power infrastructure exist in the region, we will require reliable access, water supply, power upgrades, waste and tailings facilities, and potential rights‑of‑way. Water is scarce in the desert southwest, subject to senior water rights and competing uses, and our ability to secure, permit, and maintain sufficient water for drilling, processing, and dust control is uncertain. Seasonal conditions, flash flooding, or road closures may restrict access. Any failure to secure adequate infrastructure and water rights on acceptable terms or in a timely manner would impede exploration and development and increase costs.

Permitting on federal lands is uncertain and subject to extensive environmental review that can be lengthy, contested, and outcome‑determinative.

Our claims are on federal lands administered by the Bureau of Land Management. While early‑stage exploration can often proceed under notices or categorical exclusions, any plan of operations for larger‑scale disturbance typically triggers environmental review under the National Environmental Policy Act, which can require preparation of an environmental assessment or an environmental impact statement. These processes can take years, require extensive baseline data collection, and are subject to public comment and legal challenge. We must also comply with the Federal Land Policy and Management Act, the Endangered Species Act, the National Historic Preservation Act for cultural resources, the Clean Water Act and state water laws, and applicable state air, waste, and reclamation requirements. Agency decisions may impose costly mitigation, restrict mining methods, or deny approval. Delays, permit conditions, or adverse outcomes could materially affect project economics or viability.

Reclamation bonding requirements and closure liabilities may be substantial and may increase over time.

Before conducting certain exploration or development activities, we will be required to submit reclamation plans and post financial assurance in the form of surety bonds or other instruments acceptable to regulators. The availability and cost of surety bonding have tightened in recent years, and bond underwriters may require collateral or indemnities, which could limit our liquidity. If regulators increase bonding requirements, broaden reclamation obligations, or if actual closure costs are higher than our estimates, our financial position and ability to advance the Project could be adversely affected.

Changes in federal or state mining policy for public lands could impose new royalties, fees, or restrictions that adversely affect our project.

Legislative and regulatory proposals have periodically sought to impose federal royalties or additional fees on hardrock minerals produced from federal lands, to withdraw certain lands from mineral entry, or to materially revise the General Mining Law. If new royalties, taxes, or withdrawals are enacted or if agency land‑use plans are revised in a manner that restricts access or imposes costly conditions, the economics of our Project could be adversely affected or our claims could be subject to new limitations.

Risks Related to Our Commodities and Markets

Gallium and germanium are specialty metals with concentrated and opaque supply chains, and their prices are volatile and difficult to hedge.

Gallium and germanium are typically recovered as by‑products of other mining and refining operations rather than from primary mines, which makes supply dependent on the production decisions and metallurgical recoveries of other commodity producers. In addition, a significant portion of global production and processing capacity is concentrated in a small number of countries and facilities, and there is limited published pricing transparency or deep derivative markets to hedge price risk. Export controls, trade restrictions, or changes in industrial demand for semiconductors, photovoltaics, and optical fiber can cause sharp pricing and availability swings. The inability to effectively hedge price risk combined with supply concentration may result in volatile revenues and could render a deposit uneconomic at certain price levels.

Export controls, trade restrictions, and geopolitical tensions could disrupt access to processing capacity and markets for gallium and germanium.

Governments may impose export licensing regimes, tariffs, sanctions, or other trade measures affecting specialty metals and related technologies in response to geopolitical or national security considerations. Because gallium and germanium are used in defense and high‑technology applications, they may be the subject of targeted trade measures impacting availability, price, or permissible end‑uses. Trade restrictions can also constrain access to processing technology, equipment, and reagents required to recover high‑purity gallium and germanium. Any limitation on the export, import, or sale of our products or on access to third‑party processing capacity could adversely affect our ability to monetize production or to finance development.

The recovery and refining of gallium and germanium require specialized metallurgical processes, and we may not achieve commercial recoveries at an economic cost.

Gallium and germanium often occur in mineral matrices that require complex hydrometallurgical processing to recover saleable products, and the presence of deleterious elements can lead to high reagent consumption, penalties, or rejection by refiners. Metallurgical testwork at bench or pilot scale may not accurately predict commercial recoveries, and scale‑up risks can be significant. If testwork indicates low recoveries or high costs, we may need to redesign process flowsheets, pursue concentrate sales with penalties, or abandon the recovery of certain metals. Any of these outcomes could materially reduce projected revenues or increase capital and operating costs.

We are exposed to commodity price risk for silver, copper, lead, zinc, and molybdenum, which are cyclical and subject to factors beyond our control.

The prices of silver and base metals are volatile and influenced by global economic conditions, inflation and interest rate expectations, supply‑demand balances, currency movements, technological changes, and investor sentiment. A sustained decline in prices for one or more of these metals would reduce the value of by‑product credits and could negatively affect the economics of the Project. In addition, correlation among metals can amplify downside scenarios during economic slowdowns. If prices fall materially below the levels assumed in any future technical studies, we may be forced to delay or curtail development plans, record impairments, or raise additional capital on unfavorable terms.

Markets for gallium and germanium products are relatively small and may require qualification by a limited number of customers, creating offtake and concentration risks.

Potential customers for gallium and germanium products, such as semiconductor and photovoltaic manufacturers, may require extensive product qualification before entering into supply agreements, and they may demand long‑term consistency in purity specifications. The customer base is limited, and production may be sold under bilateral contracts rather than into deep spot markets. We may be unable to secure binding offtake agreements on acceptable terms prior to development, which would complicate project financing. The loss of one or more customers or failure to meet specifications could have a disproportionate impact on revenues.

Risks Related to Legal and Regulatory Compliance and the Environment

We are subject to extensive environmental, health, and safety laws and regulations, non‑compliance with which could result in significant liabilities and permit delays.

Mining and exploration activities are subject to federal, state, and local laws governing air emissions, water discharges, hazardous substances, waste management, cultural and biological resources, and worker health and safety. Compliance requires capital and operating expenditures and the implementation of management systems and monitoring programs. Any violation, spill, or release could lead to enforcement actions, civil or criminal penalties, third‑party claims, and reputational harm. Regulatory standards can change over time, sometimes retroactively, and new rules or guidance can increase compliance costs or restrict operational flexibility.

Climate‑related physical risks, evolving climate policies, and stakeholder expectations may increase costs and constrain operations.

The Project area may experience extreme weather, drought, and wildfire conditions that can disrupt access, strain water supplies, and increase reclamation and insurance costs. Federal or state climate policies could introduce carbon pricing, emissions performance standards, or reporting requirements that apply to us or to our supply chain. Investors, customers, and communities increasingly expect robust climate and environmental, social, and governance practices, and failure to meet evolving expectations could impair access to capital or offtake markets. Adapting our plans to manage climate and ESG risks may require capital expenditures and could extend our development timelines.

Third‑party opposition and litigation could delay or prevent permitting and development.

Mining projects on public lands are often the subject of scrutiny and opposition by local communities, non‑governmental organizations, or other stakeholders. Opponents may challenge agency decisions, allege defects in environmental review, or pursue public campaigns to restrict mining activities. Administrative appeals and litigation can be time‑consuming and costly, and even successful defense of permits can result in significant delays or additional mitigation requirements. Prolonged opposition could deter potential partners, offtakers, or financiers.

Risks Related to Our Securities and Capital Markets

We were a shell company prior to the Acquisition and remain subject to additional restrictions under the federal securities laws that may limit resales and our ability to access capital.

Because we were a shell company as defined in Rule 12b-2 immediately prior to closing, resales of our securities by affiliates and certain holders may be restricted under Rule 144 until specific conditions are met, including the filing of this Super 8-K containing the required “Form 10 information” and the lapse of one year from such filing date. We may also face limitations on our ability to use certain short-form registration statements and to register securities on Form S-8 for employee benefit plans until we meet additional eligibility requirements. These restrictions can reduce liquidity for our shareholders and may impede our capital-raising strategies.

The Series D Preferred Stock issued in the Acquisition and related transactions is highly dilutive and may concentrate voting power, adversely affecting existing shareholders.

We issued a substantial number of shares of Series D Preferred Stock in connection with the Acquisition and related transactions. Depending on the conversion terms and any protective provisions, the Series D may represent a significant portion of voting power on an as-converted basis and could convert into a large number of common shares in the future. This structure may dilute existing shareholders, entrench control by certain holders, and limit our ability to issue additional securities or pursue strategic alternatives without the consent of preferred holders. Perceived or actual dilution and control concentration may depress the market price of our common stock.

There is currently no established public trading market for our common stock, our shares may be deemed “penny stock,” and the liquidity of our securities may be limited for an extended period.

Quotations for our common stock on the OTC market were previously halted, and an active public market may not develop or be sustained. Broker‑dealers may be reluctant to trade securities subject to the SEC’s penny stock rules, which impose additional disclosure and suitability obligations and can reduce trading activity. Low trading volume, wide bid‑ask spreads, and limited analyst coverage can lead to volatile prices and make it difficult for investors to sell shares without adversely affecting the market price.

Additional Risks Specific to Our Property Interests and Agreements

Our rights are limited to mineral claims and do not necessarily include all surface rights or access needed for development and operations.

Unpatented mining claims grant the right to explore for and potentially develop minerals, subject to compliance with applicable law, but do not grant ownership of the surface estate. We may need to obtain additional rights‑of‑way, easements, water rights, or surface use agreements from federal agencies or private parties for roads, power lines, processing sites, waste storage, or water infrastructure. Negotiations may be protracted, and required rights may be unavailable on acceptable terms. Failure to secure necessary surface access and supporting rights would delay or prevent development.

Our property may be subject to unknown environmental conditions or legacy liabilities.

Historical activities by prior land users may have left environmental conditions that are not apparent from current inspections. If previously undiscovered contamination is identified, we may be required to conduct assessment and remediation, even if we did not cause the release. Cleanup obligations can be significant and are often joint and several. Discovery of contamination can also trigger third‑party claims or regulatory enforcement, lead to delays in permitting, and increase bonding requirements.

We face competition for properties, personnel, equipment, and services from companies with greater resources.

The mining industry is intensely competitive in all phases, including the acquisition of prospective mineral properties, the hiring of qualified personnel, and the procurement of drilling services, laboratories, metallurgical testing capacity, and specialized equipment. Competitors with greater financial, technical, and marketing resources may have a competitive advantage in acquiring properties and talent and in securing offtake or financing on better terms. Competition may lead to increased costs, delays in securing services, or loss of opportunities that are material to our strategy.

Risks Related to Taxes and Other Financial Matters

Changes in tax laws or the loss of net operating losses could adversely affect our financial condition and future results.

We may have net operating losses and other tax attributes that could potentially reduce future taxable income, subject to complex limitations, including ownership change restrictions. Changes in U.S. federal or state tax laws or interpretations could reduce the availability of these attributes, impose new taxes, or otherwise increase our tax burden. In addition, we may become subject to property taxes or other levies associated with mining activities as the Project advances, which could be higher than anticipated.

We may be required to record impairments or write‑downs if exploration results or commodity prices do not meet expectations.

Our accounting policies require us to assess our long‑lived assets for impairment indicators. If exploration results are unfavorable, if we are unable to obtain permits on expected terms and timelines, or if commodity prices fall significantly, we may be required to record non‑cash charges to reduce the carrying value of our mineral interests or other assets. Such charges could adversely affect our results of operations, shareholders’ equity, and our ability to raise capital.

Risks Related to Macroeconomic, Geopolitical, and Supply Chain Conditions

Macroeconomic volatility, inflation, and supply chain disruptions could increase our costs and delay project activities.

Exploration and development require specialized equipment, steel, reagents, and skilled labor. Inflationary pressures and supply chain constraints can increase costs and extend delivery times for drill rigs, core boxes, earthmoving equipment, pumps, and chemical reagents used in metallurgical testing and processing. We may also experience delays in laboratory turnaround times due to high industry demand. Persistent cost escalation or delays could adversely affect budgets, schedules, and the feasibility of advancing the Project.

Geopolitical instability and trade disruptions may impair access to specialized processing, reagents, and ultimate markets for our products.

Our plans may depend on access to reagents and process equipment that are manufactured or distributed internationally and on the willingness of refiners to purchase intermediate products or concentrates. Geopolitical conflicts, trade disputes, sanctions regimes, or disruptions in global shipping and insurance markets could limit availability or increase costs. Even if the Project advances to production, we may be unable to access markets or obtain acceptable commercial terms for our products due to geopolitical constraints.

Risks Related to Forward‑Looking Information and Estimates

Our plans, budgets, and timelines are based on numerous assumptions that are uncertain and subject to change.

Any technical or economic discussion in our disclosure is preliminary and relies on assumptions regarding commodity prices, exchange rates, permitting timelines, drilling productivity, recovery rates, capital and operating costs, and availability of financing and personnel. If these assumptions prove incorrect, our milestones could be delayed or not achieved at all. We may be required to materially revise our plans or budgets, which could adversely affect investor expectations and our ability to raise capital.

We may be unable to obtain, maintain, or protect intellectual property or proprietary information associated with process development.

To the extent we develop or license proprietary metallurgical flowsheets, data, or process designs to recover gallium and germanium or to optimize by‑product recovery, we may rely on confidentiality agreements and trade secret protections. We may be unable to prevent misappropriation or independent development by third parties, and enforcing rights can be expensive and uncertain. Loss of proprietary know‑how could reduce our competitive advantage or increase costs.

Risks Specific to Gallium and Germanium as Critical Minerals

Changing critical minerals policy may create opportunities but also adds policy risk and uncertainty that can affect financing and offtake.

Gallium and germanium are widely regarded as critical minerals for high‑technology and defense applications, and public policy may evolve to incentivize domestic production, processing, or recycling through grants, loans, tax credits, or procurement preferences. While supportive policies could benefit our Project, programs may be time‑limited, competitive, or subject to changing political priorities and appropriations. We may be unable to qualify for or secure awards, and any benefits may be offset by new compliance obligations, reporting requirements, or domestic content rules. Sudden shifts in policy could undermine project economics or financing plans that assume governmental support.

We may be unable to secure third‑party processing or refining capacity for gallium and germanium on acceptable terms.

Specialty metal production often depends on a small number of processors with stringent feed specifications and long qualification timelines. If we cannot secure tolling or refining agreements for intermediate products, we may need to pursue alternative processing routes, incur capital to build facilities, or accept punitive charges and penalties. Any failure to access processing capacity would delay or prevent revenue generation even if mineralization is discovered and mined.

Risks Related to Jurisdiction and Governing Law

Laws, regulations, and judicial decisions in the United States and the State of Utah could change in ways that adversely affect our rights and obligations.

Our property and operations are governed by a complex framework of federal and state laws, regulations, and case law that can change through legislation, rulemaking, or judicial decisions. Courts and agencies may reinterpret existing legal standards, including those governing mining claims, land use, water rights, and environmental review. Any changes that restrict mineral entry, increase fees or royalties, limit water use, or expand environmental review or mitigation could negatively affect the Project. We cannot predict the nature or timing of legal changes or their impact on our costs, timelines, or property rights.

Risks Related to Our Corporate Structure and Governance

Conflicts of interest may arise because certain directors, officers, or significant shareholders have interests that differ from yours.

Members of our board, management, or significant shareholders may have interests in other mining or natural resource companies, service providers, or properties in the region. These relationships could give rise to actual or perceived conflicts with our interests when evaluating acquisitions, work programs, budgets, or offtake arrangements. Although our policies require disclosure and, where appropriate, recusal, we may be unable to fully eliminate the potential for conflicts, which could affect decision‑making and investor confidence.

We may not be able to attract and retain independent directors or establish board committees that meet capital market expectations in a timely manner.

As a small company transitioning into a public‑company mining issuer, we may have difficulty recruiting and compensating independent directors with relevant mining, finance, and regulatory expertise, and forming and staffing audit, compensation, and nominating committees consistent with best practices. Inadequate governance could impair our ability to access certain trading tiers, increase the cost of director and officer liability insurance, and diminish oversight of our financial reporting and risk management.

Financial Information

The audited financial statements of Apex North for the period from March 9, 2026 (inception) to May 31, 2026, together with the report of the independent registered public accounting firm thereon, the unaudited financial statements of Apex North for the three months ended September 30, 2026 and the period from March 9, 2026 (inception) to September 30, 2026, and the unaudited pro forma condensed combined financial information of the Company and Apex North appear at Item 9.01 of this Super 8-K.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Throughout this section, unless otherwise noted, “Apex North,” “we,” “us,” “our,” “company” and similar terms refer to Apex North prior to the closing of the Acquisition, and to the Company and its subsidiaries after the closing of the Acquisition.

Following is a discussion and analysis of our financial condition and results of operations. You should read the following together with our financial statements and the related notes and other financial information included in this Super 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Super 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this Super 8-K. You should review the disclosure under the heading “Risk Factors” in this Super 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Apex North was formed on March 9, 2026, as a Utah limited liability company to acquire and explore unpatented lode mining claims in the Beaver Dam Mountains of Washington County, Utah. Following the Acquisition, the Company owns 80% of Apex North and designated seller affiliates retain 20% subject to a free carry through agreed milestones. Apex North has a limited operating history, and the Company’s primary assets consist of the Apex North Critical Minerals Project, consisting of approximately 394 recorded unpatented lode claims covering approximately 3,294 hectares (approximately 8,141 acres) of land administered by the BLM. The Project lies in a district noted for gallium, germanium, copper and silver in oxidized iron-rich gossans and breccia bodies within carbonate sequences; proximity to the historic Apex Mine provides a relevant geologic analogue but does not imply mineral resources on the Project.

Since inception, Apex North has completed a reconnaissance surface-sampling program and an airborne magnetic survey and has commenced a soil sampling program. Management intends to integrate the magnetic, soil-sampling, mapping and geochemical data to define drill targets. The QP recommended a two-phase exploration program with a total budget of $2,530,000: Phase 1, budgeted at $1,030,000, for reverse-circulation drilling, soil sampling, an aeromagnetic survey, and mapping, prospecting and structural interpretation; and Phase 2, contingent on the results of Phase 1 and budgeted at $1,500,000, for core drilling, additional reverse-circulation drilling and metallurgical studies.

Results of Operations

Results of Operations for the period from March 9, 2026 (inception) through May 31, 2026

Since Apex North has been in existence for less than one fiscal year, its financial statements cover only the period from March 9, 2026 (inception) through May 31, 2026. As a result, no comparison to a prior period is presented or available. Results for this period reflect primarily exploration expenses incurred in connection with the reconnaissance surface-sampling program and related technical work on the Project, together with professional fees. They are not necessarily indicative of the results we expect as we advance our planned exploration programs.

Management estimates that it will require approximately $3,000,000 over the next twelve months to fund the Phase 1 exploration program described above, Project holding costs and general and administrative expenses, including the costs of operating as a public company.

Revenue. We have not generated any revenue to date.

Exploration expenses. Exploration expenses were $211,848, consisting principally of costs of the reconnaissance surface-sampling program and related technical work. Consistent with our accounting policy, exploration expenditures incurred to identify mineral deposits and determine the existence, location, extent or quality of mineralization are expensed as incurred until management has determined that the property is commercially viable and development of the property is probable.

Professional fees. Professional fees were $15,000, consisting principally of legal costs.

Net loss. As a result of the foregoing, Apex North incurred a net loss of $226,848 for the period from March 9, 2026 (inception) through May 31, 2026.

Known trends and uncertainties

We expect operating expenses to increase significantly as we advance the Phase 1 exploration program, including drilling, soil sampling and geophysical interpretation, and as we incur additional costs associated with operating as a public company.

Liquidity and Capital Resources

During the period from March 9, 2026 (inception) to May 31, 2026, Dragonstone Metals Ltd (“DML”), then a 40% member of Apex North, advanced $111,647 to Apex North to cover expenses. The advances are repayable upon the closing of a transaction with an Australian Securities Exchange Ltd (ASX) or US-listed entity and are reflected as “Due to Related Party” on Apex North’s balance sheet. As of May 31, 2026, Apex North had no cash, and its liabilities consisted of approximately $115,000 of accounts payable and the $112,000 due to DML.

Results of Operations for three months ended September 30, 2026 and the period from March 9, 2026 (inception) through September 30, 2026

Since Apex North has been in existence for less than one fiscal year, its financial statements cover only the period from March 9, 2026 (inception) through September 30, 2026. As a result, no comparison to a prior period is presented or available. Results for this period reflect primarily exploration expenses incurred in connection with the reconnaissance surface-sampling program and related technical work on the Project, together with professional fees. They are not necessarily indicative of the results we expect as we advance our planned exploration programs.

Management estimates that it will require approximately $3,000,000 over the next twelve months to fund the Phase 1 exploration program described above, Project holding costs and general and administrative expenses, including the costs of operating as a public company.

Revenue. We have not generated any revenue as of September 30, 2026.

General and administrative expense. General and administrative expenses for the three months ended September 30, 2026, and the period from March 9, 2026 (inception) through September 30, were $134,851 and $154,851, respectively, consisting principally of marketing, management and consulting fees.

Exploration expenses. Exploration expenses for the three months ended September 30, 2026 and the period from March 9, 2026 (inception) through September 30, 2026 were $166,684 and $389,293, respectively, consisting principally of costs of the reconnaissance surface-sampling program and related technical work. Consistent with our accounting policy, exploration expenditures incurred to identify mineral deposits and determine the existence, location, extent or quality of mineralization are expensed as incurred until management has determined that the property is commercially viable and development of the property is probable. In addition, effective August 20, 2026, Apex North entered into an Exclusivity Agreement with Nedeel and Kryptonite (the “Exclusivity Sellers”), under which Apex North agreed to pay the Exclusivity Sellers a nonrefundable exclusivity fee of $10,000 per project per month, payable $5,000 per project in cash and $5,000 per project deferred until five business days after the closing of the Acquisition. During the three months ended September 30, 2026 and the period from March 9, 2026 (inception) through September 30, 2026, Apex North incurred exclusivity fees of $60,000 and $60,000, respectively.

Professional fees. Professional fees were for the three months ended September 30, 2026, and the period from March 9, 2026 (inception) through September 30, were $42,097 and $63,922, respectively consisting principally of legal and accounting costs.

Interest expense. Interest expense for the three months ended September 30, 2026, and the period from March 9, 2026 (inception) through September 30, were $5,942 and $6,627, respectively, due to borrowings consisting principally of legal and accounting costs as a result of unsecured promissory notes.

Net loss. As a result of the foregoing, net loss incurred by Apex North, for the three months ended September 30, 2026, and the period from March 9, 2026 (inception) through September 30, were $349,574 and $614,693, respectively.

Known trends and uncertainties

We expect operating expenses to increase significantly as we advance the Phase 1 exploration program, including drilling, soil sampling and geophysical interpretation, and as we incur additional costs associated with operating as a public company.

Liquidity and Capital Resources

During the period March 9, 2026 (inception) to September 30, 2026, Dragonstone received the note proceeds as an intermediary to receive and disburse funds on behalf of Apex North for a total of $670,000. As of September 30, 2026, a balance of $213,881 was due to Apex North.

During the period from March 9, 2026 (inception) to September 30, 2026, Dragonstone Metals Ltd (“DML”), then a 40% member of Apex North, advanced $111,647 to Apex North to cover expenses. The advances are repayable upon the closing of a transaction with an Australian Securities Exchange Ltd (ASX) or US-listed entity and are reflected as “Due to Related Party” on Apex North’s balance sheet., Apex North issued unsecured promissory notes to Integral Technologies, Inc. on June 10, 2026, August 19, 2026 and September 16, 2026 in the principal amounts of $220,000, $100,000 and $350,000, respectively (an aggregate of $670,000), for cash loaned to Apex North. Each note bears simple interest at 8.00% per annum, payable at maturity, and all principal and accrued interest is due and payable no later than twelve months from the respective effective date. The notes may be prepaid in whole or in part at any time without premium or penalty, and the interest rate increases to 15.00% per annum during any uncured event of default as defined in the promissory notes. Loan proceeds under the notes were received by DML, acting as account intermediary to receive and disburse funds on behalf of Apex North. The notes were entered into in contemplation of the Acquisition and prior to the execution of the MIPA. Following the Acquisition, these notes are intercompany obligations that eliminate in consolidation.

Based on current plans and assumptions regarding drilling meterage, contractor rates, assay turnaround times, and access and permitting timelines, management believes existing cash resources will not be sufficient to fund planned activities, including completion of Phase 1, for the next 12 months, and the Company will need to raise additional capital, which raises substantial doubt about its ability to continue as a going concern. Actual cash needs may vary materially from these expectations due to factors outside the Company’s control, including changes in contractor availability and pricing, weather and seasonal access, permitting requirements, laboratory capacity, and technical results that drive scope changes. In addition, the 20% Retained Interest in Apex North is free-carried through specified milestones; while this eliminates funding requirements for the Free Carry Parties during the Free Carry Period, it increases the Company’s near-term cash burden relative to its 80% economic interest because the Company must fund 100% of Project costs during the Free Carry Period.

The Company and Apex North expect to evaluate additional financing alternatives as programs advance, which may include the issuance of additional equity or equity-linked securities by the Company or at the Apex North level, and project-level strategic arrangements such as joint ventures or offtake-linked funding. The Company has no commitments for additional financing as of the date of this filing, and any such financing, if available, could be on terms that are dilutive to existing equity holders or that impose restrictions on operations. Apart from the promissory notes described above and the Services Note Acceptance Agreements described under “Item 2.01—Promissory Note Acceptance Agreements – Services,” neither the Company nor Apex North has any long-term debt or material contractual obligations other than ordinary-course property holding, permitting, and vendor commitments associated with its planned exploration programs. If the Company is unable to secure additional capital when required, it may defer, scale back, or suspend planned activities, and its liquidity outlook could be adversely affected.

Critical Accounting Policies and Estimates

Exploration Costs

Exploration expenditures incurred to identify mineral deposits and determine the existence, location, extent or quality of mineralization are expensed as incurred until management has determined that the property is commercially viable and development of the property is probable.

Mineral Property Acquisition Costs

Costs incurred to acquire mineral properties, mineral rights, claims, leases and other interests in mineral properties are capitalized when management determines that it is probable that future economic benefits will be realized. Capitalized mineral property costs are evaluated for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable.

Development Costs

Development expenditures incurred after the Company has established the technical feasibility and commercial viability of a mineral property are capitalized and subsequently depreciated or depleted over the estimated useful life of the related mine or mineral deposit.

Development costs may include costs associated with mine development, infrastructure, stripping, construction of processing facilities and other expenditures directly attributable to preparing a mineral property for production.

Depletion, Depreciation and Amortization

Mineral properties and development costs are depleted using the units-of-production method based on estimated recoverable mineral reserves and, where appropriate, resources that are expected to be converted into reserves.

The depletion rate is generally based on the quantity of minerals expected to be recovered from the applicable mining property over its estimated productive life.

Property, plant and equipment not subject to depletion are depreciated using the straight-line method over their estimated useful lives.

Changes in estimates of mineral reserves and resources, mine plans, production levels, recoverable quantities or other assumptions may result in changes to depletion expense in future periods.

Mineral Reserves and Resources

Mineral reserves and resources are estimates of the quantity of minerals that may be economically recoverable from the Company's properties.

Estimates of reserves and resources are based upon information compiled by qualified professionals and require significant judgment regarding geological information, geological modeling, commodity prices, operating costs, recovery rates, mining methods and applicable governmental regulations.

Changes in the estimated quantities of reserves and resources or in the assumptions used to determine recoverability could have a material effect on the carrying amounts of mineral properties, depletion expense and impairment assessments.

The Company is an exploration stage issuer and the Apex North Project is an exploration stage property, and no mineral resources or mineral reserves have been disclosed for the Project in accordance with Subpart 1300 of Regulation S-K.

Environmental Costs

Environmental expenditures that relate to current operations are expensed as incurred.

Costs associated with remediation or restoration obligations are recognized when the obligation is probable and reasonably estimable. Environmental expenditures that extend the useful life of an asset or otherwise provide future economic benefits may be capitalized.

The Company's operations are subject to extensive environmental laws and regulations. Compliance with these requirements may require significant expenditures for environmental monitoring, reclamation, remediation and closure activities.

Off Balance Sheet Arrangements

As of the date of this filing, neither Apex North nor the Company has any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

Our exposure to market risks includes, but is not limited to, equity price risk and Gallium and Germanium price risk.

Equity Price Risk

We will become subject to market risk related to the market price of our common stock once it resumes trading on the OTC markets.  Movements in the price of our common stock may be volatile.  As a result, there is a risk that we may not be able to complete an offering of our common stock or convertible preferred stock at an acceptable price when required.

Gallium and Germanium Price Risk

We are subject to market risk related to the market prices of gallium and germanium.  As of the Closing Date, we had no gallium or germanium supply or off-take agreements in place.  Since future sales of gallium or germanium concentrates are expected to generally occur through the gallium or germanium spot market, fluctuations in the market prices of gallium and germanium would have a direct impact on our revenues, results of operations and cash flows in the future.

Properties

The Company's principal property is its 80% membership interest in the Apex North Critical Minerals Project in Washington County, Utah.

Project Description

The Apex North Critical Minerals Project comprises 394 recorded unpatented lode mining claims located in Washington County, Utah, encompassing approximately 8,141 acres (3,294 hectares) of land administered by the BLM.

Location

The claims are situated in Township 41 South, Range 18 West, Sections 6, 20-21, 27-30, and 33-34, and Township 42 South, Range 18 West, Sections 3-5, 9-10, and 17, Salt Lake Meridian, in Washington County, Utah. The Project lies approximately 13 miles (21 km) west of St. George, Utah, and the historic Apex Mine is located approximately 12 km south of the Project.

Claim Ownership

The recorded claims are registered in the name of Apex North LLC. They were located between November 6 and 9, 2025, and the claims and serial numbers are listed in Appendix 1 to the TRS. The recorded claims were verified on April 11, 2026 to be active and in good standing, and the applicable BLM maintenance fees and filing fees and taxes for 2025-2026 had been paid in full as of the TRS effective date.

Access and Infrastructure

The Project is accessed by travelling northwest from St. George to Shivwits on old State Highway 91, which turns southwest toward Castle Cliff. The Project may be accessed by turning northwest on TV Tower Road or by similar unpaved roads heading toward Apex North; a four-wheel-drive vehicle is recommended. Project elevation ranges from approximately 5,520 feet (1,680 meters) to 7,600 feet (2,300 meters).

Condition of Claims

The recorded claims are held in the name of Apex North LLC. The Company has not obtained a title opinion or title insurance with respect to the claims. To the Company’s knowledge, there are no pending or threatened contests, adverse claims or challenges to the claims. Title to unpatented mining claims is subject to inherent uncertainties.

Exploration Status

There has been no documented previous exploration work on the Project, other than recent work by NV Resources. Historic prospects on the Project consist primarily of small hand-dug pits and adits, with a few dozer cuts; no known production or documented former drill-hole information is available. Recent reconnaissance surface sampling was undertaken in December 2025, and follow-up airborne magnetic surveying and soil sampling were in progress as of the TRS effective date.

Adjacent Properties

The historic Apex Mine is located approximately 12 km south of the Apex North Project in the Tutsagubet Mining District. The mine exploited a Kipushi-type copper-gallium-germanium deposit in a steeply plunging solution-collapse breccia pipe. The district was worked intermittently from 1884 to 1962, mostly producing copper and/or lead ore when market conditions were favorable. Gallium and germanium were identified at the Apex Mine in 1958; the first modern drilling program for those metals was completed in 1983, and processing began in 1985. Reported 1986 production included 10,270 tons of ore yielding 1,645 pounds of gallium, 5,634 pounds of germanium and 224,800 pounds of copper. Teck American sold the Apex Mine property to Blue Moon Metals, Inc. in March 2026. The QP has not verified information from the adjacent Apex Mine property, and this information is not necessarily indicative of the mineralization or economic potential of the Apex North Project.

234300E
241400E
248500E
255600E
4130000N
4123000N
4116000N
4109000N
40S 20W
40S 19W
40S 18W
40S 17W
41S 20W
41S 19W
41S 18W
41S 17W
42S 20W
42S 19W
42S 18W
42S 17W
43S 20W
43S 19W
43S 18W
43S 17W
APEX NORTH PROJECT
Washington County, Utah
Projection: NAD83 / UTM zone 12N
Scale: 1:140,000
Units: Meters
LEGEND
Apex North
Filed Claims = 200
Staked Claims = 194
5km AOI
PLSS Townships
PLSS Sections
0 1.5 3 mi
0 3 6 km
APEX NORTH
State of Utah

Mining Property Disclosure (Subpart 1300 of Regulation S-K)
The following disclosure is provided in accordance with Subpart 1300 of Regulation S-K, which sets forth the disclosure requirements for registrants engaged in mining operations.

Technical Report Summary

The following disclosure is based on the Technical Report Summary titled “Technical Report Summary: The Apex North Critical Metals Property, Washington County, Utah, USA,” with an effective date of May 14, 2026, prepared for the Company by Clay Postlethwaite, M.Sc. and Ph.D., CPG, of CP Geosciences LLC, a qualified person, or QP herein. The Apex North TRS was prepared in accordance with Subpart 1300 of Regulation S-K and is filed as Exhibit 96.1 to this Super 8-K.

The Apex North Project comprises 200 recorded unpatented lode mining claims covering approximately 4,131 acres on land administered by the U.S. Bureau of Land Management, together with 194 additional claims that had been located but were not recorded as of the TRS effective date. The Property is located in the Beaver Dam Mountains in the transition between the Colorado Plateau and Basin and Range provinces and is underlain principally by Paleozoic carbonate strata. The TRS describes surface occurrences of gallium and germanium, together with anomalous base metals and other elements, in geological settings interpreted to be consistent with solution-collapse breccia pipes and Kipushi-type mineralization.

Exploration to date includes a reconnaissance program involving 41 rock samples and four soil samples collected for assay, together with 284 additional hand samples collected for portable XRF and magnetic susceptibility measurements. An airborne magnetic survey covering approximately 1,005 line-kilometers has been completed, with interpretation pending as of the TRS effective date, and a soil sampling program comprising approximately 1,100 samples is in progress.

The QP concluded that the Property is a property of significant merit that requires further exploration. The QP recommended a two-phase exploration program with a total budget of $2,530,000. Phase 1 is budgeted at $1,030,000 for reverse-circulation drilling, soil sampling, an aeromagnetic survey, and mapping, prospecting, and structural interpretation. Phase 2 is contingent on the results of Phase 1 and is budgeted at $1,500,000 for core drilling, additional reverse-circulation drilling, and metallurgical studies.

The Project is an early-stage exploration project and is subject to substantial geological, sampling, permitting and execution uncertainty. Current limited data is insufficient to establish the potential of a discovery.

Qualified Person

The Apex North TRS was prepared by Clay Postlethwaite, M.Sc. and Ph.D., CPG, owner of CP Geosciences LLC, a Colorado corporation that provides consulting services to the mineral exploration business. Dr. Postlethwaite is not an employee of the Company. He is a Certified Professional Geologist with the American Institute of Professional Geologists (AIPG; CPG-11707) and a Fellow of the Society of Economic Geologists (903317), and has worked as a geologist for more than 30 years with extensive experience exploring for metallic mineral deposits in the Western United States. Dr. Postlethwaite has consented to the inclusion of the information based on the Apex North TRS in this Super 8-K in the form and context in which it appears.

Mineral Resources and Mineral Reserves

As of the date of this report, no mineral resources or mineral reserves have been established for the Apex North Critical Minerals Project in accordance with subpart 1300 of Regulation S-K. The Project is an early-stage exploration property, and insufficient exploration has been completed to define mineral resources or mineral reserves as those terms are defined under Item 1300 of Regulation S-K and the SEC’s mining property disclosure rules.

Exploration Targets

The Apex North TRS identifies two principal geological target settings: (1) solution-collapse breccia pipes, which are expected to be small in plan view (generally less than 100 meters in diameter) but vertically persistent, steeply plunging, irregularly shaped ore bodies targeting high concentrations of base metals, arsenic, gallium, and germanium; and (2) fault-controlled mineralization, where younger structures may have intersected earlier breccia systems and focused oxidizing fluids and metal remobilization. These exploration targets are conceptual in nature and there has been insufficient exploration to define a mineral resource. It is uncertain if further exploration will result in the estimation of a mineral resource. The exploration targets do not represent, and should not be construed to be, estimates of mineral resources or mineral reserves.

Internal Controls

Data quality for the Project relies on analytical procedures performed by American Assay Laboratories (“AAL”), an independent laboratory accredited to ISO 9001:2015 and ISO/IEC 17025:2017 standards, located in Sparks, Nevada. Rock samples were subjected to a 4-acid digestion followed by ICP-OES/MS analysis for 61 elements. Samples returning greater than 100 ppm germanium were re-analyzed using a sodium peroxide fusion method. No project-specific QA/QC samples were inserted during the reconnaissance rock sampling program due to the limited availability of suitable high-germanium certified reference materials; data quality assessment relied on AAL in-house QA/QC procedures. The QP found no significant issues or inconsistencies with the data. The QP recommends that future exploration programs implement sample collection, preparation, security, analytical and QA/QC procedures sufficient to support confidence in any future mineral resource estimations.

Mine Safety Disclosures

Pursuant to Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 104 of Regulation S-K, issuers that are operators, or that have a subsidiary that is an operator, of a coal or other mine in the United States that is subject to the Federal Mine Safety and Health Act of 1977 (the “Mine Safety Act”) are required to disclose specified information regarding mine safety. Neither the Company nor Apex North operated a mine subject to the Mine Safety Act during the period covered by this Super 8-K, and neither has received any notice, citation, order or assessment under the Mine Safety Act. If exploration activities subject Apex North to Mine Safety Act jurisdiction, the Company will provide the required disclosure in Exhibit 95 to its periodic reports.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our capital stock beneficially owned as of November 12, 2026, for (i) each stockholder known to be the beneficial owner of 5% or more of any class of the Company’s voting securities, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Shares of capital stock subject to options, warrants or convertible securities exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Unless otherwise specified in the notes to this table, the address for each person is: c/o Integral Technologies, Inc., 3605 Eastside Park Road, Suite 1, Evansville, Indiana.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned (1)	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned (1)	Total Voting Power (2)
Officers and Directors
Brett Mitchell	-	-	195,357	43.08%	85.24%
Lyndsey Wright	-	-	-	-	-
Douglas Bathauer	30,478	*	-	-	*
Michael Pruitt	-	-	-	-	-
Debra W. Struhsacker	-	-	-	-	-
Officers and Directors as a group (5 people)	30,478	*	195,357	43.08%	85.24%

5% Beneficial Owners
Dragonstone Metals Ltd.(3)	-	-	195,357	43.08%	85.24%
Nedeel, LLC(4)	-	-	195,357	43.08%	0.67%
Jonathan Juchno(5)	-	-	62,730	13.83%	0.67%

* Less than one percent.

(1)
Based on 30,766,923 shares of Common Stock and 453,444 shares of Series D Preferred Stock issued and outstanding as of November 12, 2026. Holders of Common Stock are entitled to one vote per share. Subject to the voting limitation in Section 10(f) of the Certificate of Designation, each share of Series D Preferred Stock carries a number of votes equal to the number of shares of Common Stock into which it is then convertible on an as-converted basis. Under Section 10(f), no holder, other than Dragonstone Metals Ltd., its affiliates or members, or any holder who is a director or officer of the Company, may cast votes in respect of Series D shares to the extent that, after giving effect to those votes, the holder together with its Attribution Parties (as defined in the Certificate of Designation) would cast votes for more than the Maximum Percentage, initially 4.99% and adjustable up to 9.99%, of the Common Stock outstanding as of the applicable record date. Since DML and holders who are directors or officers are excluded from the voting limitation, DML may vote all of its Series D Preferred Stock on an as-converted basis. Nedeel, LLC and the C/M Entities (SBI, CM and WVP, through Jonathan Juchno) are each limited to votes representing no more than 4.99% of the outstanding Common Stock and are not shown as beneficial owners of 5% or more of the Common Stock due to the conversion and voting limitations.

Each share of Series D Preferred Stock is convertible into 1,000 shares of Common Stock. The terms of the Series D Preferred Stock contain a beneficial ownership limitation that prohibits the holder thereof from converting such shares into Common Stock to the extent that such conversion would result in the holder, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 4.99% of the total number of shares of Common Stock after giving effect to such conversion (the "Beneficial Ownership Limitation"). This Beneficial Ownership Limitation does not apply to DML.

As a result, DML holds 195,357 shares of Series D Preferred Stock that are convertible into 195,357,000 shares of Common Stock, and Nedeel holds 195,357 shares of Series D Preferred Stock that are convertible into 195,357,000 shares of Common Stock. However, Nedeel may not convert its Series D Preferred Stock into Common Stock except to the extent that such holder’s conversion would not cause it to exceed the Beneficial Ownership Limitation. Jonathan Juchno, through the C/M Entities, holds 62,730 shares of Series D Preferred Stock that are convertible into 62,730,000 shares of Common Stock, and those shares may not convert into Common Stock except to the extent that such conversion would not cause the applicable holder to exceed the Beneficial Ownership Limitation.

On a fully as-converted basis (without giving effect to the Beneficial Ownership Limitation), the Company would have 484,210,923 shares of Common Stock outstanding.

(2)
Percentage of total voting power is calculated based on 229,194,461 total votes, consisting of 30,766,923 common votes, 195,357,000 votes for DML’s Series D Preferred Stock, and 1,535,269 votes each for Nedeel, LLC and the C/M Entities, representing 4.99% of 30,766,923 outstanding shares of Common Stock.

(3)
Represents 195,357 shares of Series D Preferred Stock held directly by Dragonstone Metals Ltd., or DML. DML is an Australian public unlisted company. Voting and investment power over the shares held by DML is exercised by its board of directors, which consists of three directors: Brett Mitchell, Lauren Skender and Rutchi Kaushal. Brett Mitchell, the Company’s Chief Executive Officer and a director, is a director and a major shareholder of DML and may be deemed to share beneficial ownership of the shares held by DML. Mr. Mitchell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of DML is 3 Richardson Street, West Perth, WA 6005, Australia.

(4)
Represents 195,357 shares of Series D Preferred Stock held by Nedeel, LLC (“Nedeel”). Cherie Leeden, as a manager of Nedeel, is deemed to have voting and investment control over the securities held by Nedeel. Such person disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein. Each share of Series D Preferred Stock is convertible into 1,000 shares of Common Stock, subject to the Beneficial Ownership Limitation. Despite holding preferred stock convertible into an aggregate of 195,357,000 shares of Common Stock, Nedeel is not deemed to beneficially own more than 5% of the outstanding Common Stock due to the Beneficial Ownership Limitation on conversion. The address of Nedeel is PO Box 6928, Incline Village, 89450, NV, USA.

(5)
Jonathan Juchno is an individual who exercises voting and investment control over each of SBI Investments LLC, 2014-1, C/M Capital Master Fund, LP, and WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series (collectively, the ”C/M Entities”). The shares of Series D Preferred Stock reported as beneficially owned by Jonathan Juchno consist of: (a) 56,682 shares held by SBI Investments LLC, 2014-1; (b) 4,971 shares held by C/M Capital Master Fund, LP; and (c) 1,077 shares held by WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series. Jonathan Juchno may be deemed to beneficially own the 62,730 shares of Series D Preferred Stock held by the C/M Entities by virtue of his voting and investment control over such entities. Each share of Series D Preferred Stock is convertible into 1,000 shares of Common Stock, subject to the Beneficial Ownership Limitation. Despite holding preferred stock convertible into an aggregate of 62,730,000 shares of Common Stock, Jonathan Juchno is not deemed to beneficially own more than 5% of the outstanding Common Stock due to the Beneficial Ownership Limitation and the voting limitation in Section 10(f) of the Certificate of Designation. The address of Jonathan Juchno and each of the C/M Entities is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Directors and Officers

The table below sets forth the names, titles and ages of our current directors and executive officers. Directors hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. Executive officers serve at the pleasure of the Board and may be removed with or without cause at any time, subject to contractual obligations between the executive officer and the Company, if any.
Name	Age	Position
Brett Mitchell	54	Chief Executive Officer, President, Treasurer, Chief Financial Officer, Secretary and Director
Douglas Bathauer	57	Director
Michael Pruitt	66	Director
Debra W. Struhsacker	73	Director
Lyndsey Wright	40	Chief Operating Officer

Brett Mitchell. Mr. Mitchell is an experienced corporate finance executive with over 25 years of experience in the venture capital and equity capital markets, leading capital raisings and M&A transactions in the mining, energy, technology and life sciences sectors. He has been involved in the founding, financing and management of both private and publicly-listed companies. Mr Mitchell has served as Executive Chairman of ASX listed WA Goldfields explorer and developer Javelin Minerals Ltd (JAV) since February 2024, Executive Director of New Zealand focused brownfields gold explorer Minerals Exploration Ltd (MEX) since May 2022, and Non-Executive Director of biotechnology company Imagion Biosystems Ltd (IBX) since June 2024. He was previously a director of ASX listed lithium explorer/developer Delta Lithium Ltd (DLI) from June 2017 to March 2022, and other ASX listed companies in the resources, energy and life science sectors. Mr. Mitchell holds a Bachelor of Economics degree from University of Western Australia. We believe Mr. Mitchell is qualified to serve on our board of directors because of his extensive experience in corporate finance and the equity capital markets, including leading capital raisings and M&A transactions, his experience in the founding, financing and management of private and publicly listed companies, and his executive and non-executive board service with multiple ASX-listed companies in the resources, energy, technology and life sciences sectors.

Douglas Bathauer. Mr. Bathauer has served as a member of the Company's board of directors since November 2012 and continues to serve as a director following the Closing. Before the Closing, Mr. Bathauer served as the Company’s Chief Executive Officer, Chief Financial Officer, President and Treasurer, and he led the Company’s efforts to commercialize and manufacture its conductive plastics technology. In May 2023, the Board ratified Mr. Bathauer's appointment as the Company's Principal Financial Officer and Chief Financial Officer. At the Closing, Mr. Bathauer resigned from all officer positions with the Company. From April 2019 until November 2021, Mr. Bathauer served as Chief Operating Officer of Aluminum Shapes LLC, a manufacturer and distributor of aluminum products. Mr. Bathauer was selected to continue as a director because of his knowledge of the Company’s history, operations and public reporting.

Michael Pruitt. Mr. Pruitt was appointed to serve as a member of the Company’s board of directors in May 2026. Mr. Pruitt has served as Chief Executive Officer of Forward Industries, Inc. since May 16, 2025. He previously served as a member of the Company’s Board of Directors from January 28, 2025 to May 16, 2025 and was reappointed in September 2025. Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm focused on emerging technology investments, in 1999. In February 2005, he formed Chanticleer Holdings, Inc., then a public holding company (now known as Sonnet BioTherapeutics Holdings, Inc.), where he served as Chairman of the Board of Directors and Chief Executive Officer until April 1, 2020. At that time, the restaurant operations of Chanticleer Holdings were spun out into Amergent Hospitality Group, Inc., where Mr. Pruitt continues to serve as Chairman and Chief Executive Officer. Mr. Pruitt served as a director of IMAC Holdings, Inc. (OTCQB: BACK) from October 2020 until September 2025. From July 2023 until June 2025, he served as Interim Chief Executive Officer of Amaze Holdings, Inc. (NYSE American: AMZE) (formerly Fresh Vine Wine, Inc.) (“Amaze”), an e-commerce wine product company. He has also served as a director of Amaze since December 2021. Mr. Pruitt holds a B.A. degree from Coastal Carolina University. He currently serves on the Board of Visitors of the E. Craig Wall Sr. College of Business Administration, the Coastal Education Foundation Board, and the Athletic Committee of the Board. Mr. Pruitt was selected as a director for his extensive public company leadership experience and expertise in the emerging technology sector.

Debra W. Struhsacker. Ms. Struhsacker has served as a hardrock mining policy expert specializing in environmental and public land laws and regulations governing mineral exploration and mine development. Ms. Struhsacker brings extensive experience in government relations, regulatory affairs, and environmental policy, with a career spanning decades of advocacy on behalf of the U.S. mining industry. She has testified before Congressional committees on key legislative issues affecting the hardrock mining industry and has assisted numerous mineral exploration and mining clients in securing project permits by developing permitting strategies that integrate technical, regulatory, environmental, and stakeholder considerations. For the past five years, Ms. Struhsacker has worked as an independent consultant through her company Struhsacker Consulting. In 1993, Ms. Struhsacker co-founded the Women's Mining Coalition, recognized as one of the mining industry's most effective advocacy organizations. She has also provided regulatory and policy counsel to industry associations, including the American Exploration & Mining Association, the National Mining Association, and the Society for Mining, Metallurgy & Exploration. Ms. Struhsacker has received numerous honors, including recognition as a Fellow of the Society for Mining, Metallurgy & Exploration and selection as one of 15 women featured in the National Mining Hall of Fame and Museum's "Pioneering the Field: Women in Mining" exhibit. Ms. Struhsacker holds a Bachelor of Arts degree in geology and French from Wellesley College, where she was elected to Phi Beta Kappa, and a Master of Science degree in geology from the University of Montana. We believe Ms. Struhsacker is qualified to serve on our board of directors because of her extensive expertise in the environmental and public land laws and regulations governing mineral exploration and mine development, her experience developing permitting strategies for mineral exploration and mining projects, her decades of experience in government relations and regulatory affairs on behalf of the U.S. mining industry, and her technical training in geology.

Lyndsey Wright. Ms. Wright has more than 18 years of experience across the mining, metals, finance, and commercial real estate industries. From 2020 to 2023, she served as Finance Manager for ioneer Ltd., supporting the development of the Rhyolite Ridge Lithium-Boron Project with responsibilities spanning finance and accounting, budgeting, risk management, business readiness, and land administration. Since 2023, Ms. Wright has served as Executive Director of the Women’s Mining Coalition, where she leads government and industry engagement, policy advocacy, and strategic partnerships supporting the U.S. mining industry. Ms. Wright recently joined Stateside Critical Minerals as Chief Operating Officer, supporting the company’s corporate and project development activities. Ms. Wright received her undergraduate education from Texas State University (B.B.A. Finance) and is currently pursuing a Master of Legal Studies (MLS) at the University of Arizona James E. Rogers College of Law, with an emphasis on mining law and policy. She is also a Registered Landman with the American Association of Professional Landmen.

Board Committees

As of the Closing Date, the Board of Directors has not established a standing audit, compensation or nominating committee, and the functions of those committees are performed by the Board of Directors as a whole. The Board of Directors has not determined that any director qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, because no audit committee has been established. The Board intends to evaluate the appropriate committee structure and establish such committees, including the designation of committee members and adoption of committee charters, at the appropriate time following the Closing as the Company’s operations and governance needs develop.

Code of Ethics and Business Conduct

As of the Closing Date, the Company has adopted a Code of Ethics and Business Conduct, as defined in Item 406(b) of Regulation S-K, that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the past 10 years, none of our directors or executive officers has been involved in any legal proceeding described in Item 401(f) of Regulation S-K, except as described below with respect to Mr. Pruitt and Mr. Bathauer.

In July 2024, Amergent Hospitality Group, Inc. (“Amergent”), of which Mr. Pruitt serves as Chairman and Chief Executive Officer, filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas. In October 2025, the bankruptcy court approved the reorganization of Amergent and the liquidation of certain of its subsidiaries. Mr. Pruitt continues to serve as Chairman and Chief Executive Officer of the reorganized entity.

From April 2019 until November 2021, Mr. Bathauer served as Chief Operating Officer and a director of Aluminum Shapes, L.L.C., a manufacturer and distributor of aluminum products.  In August 2021, Aluminum Shapes, L.L.C. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. In August 2022, the Bankruptcy Court entered an order approving the disclosure statement on a final basis and confirming the plan of liquidation proposed by the Official Committee of Unsecured Creditors. The plan became effective on August 24, 2022, and the Chapter 11 case remains open while the liquidating trust established under the plan completes the administration.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the fiscal years ended June 30, 2026 and 2025.

	Year Ended	Salary	Bonus	Other	Total
Name and Principal Position	June 30,	($)	($)	($)	($)

Brett Mitchell	2026	-	-	-	-
President, Secretary, Treasurer, CEO and CFO	2025	-	-	-	-

Douglas Bathauer	2026	75,000	-	-	75,000
Former CEO, Treasurer, CFO and Current Director	2025	75,000	-	-	75,000

James Eagan	2026	75,000	-	-	75,000
Former Chairman, Director and CEO of wholly owned subsidiary ElectriPlast Corp.	2025	75,000	-	-	75,000

Outstanding Equity Awards at Fiscal Year End

As of June 30, 2026, no stock, stock options, or other equity securities were awarded to our named executive officers.

Executive Service Agreement with Brett Mitchell

On November 10, 2026, the Company entered into an Executive Services Agreement with Brett Mitchell, under which Mr. Mitchell serves as Chief Executive Officer through his consulting entity, Sibella Capital Pty Ltd. The agreement has a one-year initial term that renews automatically for successive six-month periods unless either party gives notice of non-renewal at least 90 days before the end of the then-current term. Mr. Mitchell receives an annual base salary of $240,000 plus goods and services tax, payable monthly in advance. He is eligible for a discretionary annual bonus of up to 50% of base salary. He is also eligible for discretionary equity awards, executive fringe benefits and expense reimbursement. Either party may terminate the agreement on 90 days' written notice. If the Company terminates him without Cause or he resigns for Good Reason, he receives severance equal to the greater of the base salary remaining in the term or six months' base salary, plus accelerated vesting of unvested securities granted under the agreement, in each case subject to a mutual release. On termination due to death or Disability, he receives accrued amounts plus a lump-sum payment equal to the annual bonus. Mr. Mitchell must also sign a confidentiality and inventions assignment agreement. The agreement is governed by Nevada law, with disputes resolved by JAMS arbitration.

The foregoing description is qualified in its entirety by reference to the full text of the agreement, filed as Exhibit 10.2 to this Super 8-K and incorporated herein by reference.

Consulting Agreement with Lyndsey Wright

The Company has entered into a Services Consulting Agreement, effective November 10, 2026, under which Lyndsey Wright serves as the Company’s Chief Operating Officer on a 50% time basis. The Company pays her a monthly retainer of $8,333.33, or $100,000 per year, and reimburses her reasonable business expenses. The agreement also provides for an equity award with an aggregate target value of about $250,000, which vests in installments of $50,000, $100,000 and $100,000. Each installment requires continued service of 6, 12 or 24 months and the achievement of a performance milestone: a $75 million market capitalization, a successful first drilling program, and an initial inferred resource supporting an uplisting to the NYSE or Nasdaq. The Company has also agreed to grant her a stock option award on terms to be mutually agreed. As of the date of this report, no award has been granted. Either party may terminate the agreement on 60 days’ written notice, and the agreement provides no severance. Ms. Wright is subject to ongoing confidentiality obligations.

The foregoing description is qualified in its entirety by reference to the full text of the agreement, filed as Exhibit 10.3 to this Super 8-K and incorporated herein by reference.

Compensation of Directors

During the year ended June 30, 2026, none of our directors received compensation for serving as our directors.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Other than as described below and under “Executive Compensation” or as previously reported in the Company’s periodic reports filed with the SEC, since July 1, 2024, there has been no transaction or currently proposed transaction in which the Company or Apex North was or is to be a participant, in which the amount involved exceeds the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. The transactions entered into by the Company in connection with the Acquisition are described first, followed by transactions entered into by Apex North prior to the Closing.

Acquisition. Each of DML and Nedeel, which became the beneficial owner of more than 5% of a class of the Company’s voting securities (the Series D Preferred Stock) as a result of the Acquisition, received 195,357 shares of Series D Preferred Stock in exchange for its 40% membership interest in Apex North. Brett Mitchell, the Company’s Chief Executive Officer and a director, is a director and a major shareholder of DML. In addition, Green Iguana Investments Pty Ltd., an affiliate of DML, and Kryptonite LLC d/b/a NV Resources, an affiliate of Nedeel, each retains a 10% membership interest in Apex North, subject to the free carry described under “Item 2.01—A&R Operating Agreement.”

Exchange Agreement. Also in connection with the Acquisition, SBI, which together with its affiliates beneficially owned more than 5% of the Company’s common stock prior to the Exchange, and its affiliates CM and WVP exchanged Prior Notes having an aggregate outstanding balance of $4,391,074 for an aggregate of 62,730 shares of Series D Preferred Stock, as described under “Item 2.01—Exchange Agreement.”

Services Note Acceptance Agreements. Finally, at the Closing, the Company issued promissory notes in the principal amount of $300,000 to each of Doug Bathauer, the Company’s former Chief Executive Officer and a current director, and James Eagan, a former director, in satisfaction of accrued and unpaid compensation, as described under “Item 2.01—Promissory Note Acceptance Agreements – Services.”

Apex North Related Party Transactions

Prior to the Closing, Apex North also engaged in a number of transactions with its members and their affiliates. At the time of these transactions, Apex North’s members were Nedeel, the original sole founding member; Dragonstone Metals Ltd. (“Dragonstone,” also referred to herein as DML), which held a 40% membership interest; Green Iguana Investments Pty Ltd ("Green Iguana"), which held a 10% membership interest; and Kryptonite LLC d/b/a NV Resources ("Kryptonite"), which held a 10% membership interest and is an entity controlled by Apex North’s manager. Nedeel served as Manager of Apex North, acting through its authorized representative, Cherie Leeden. Each of these parties is considered a related party of Apex North.

Contribution of Mineral Claims

The first of these transactions was the contribution of Apex North’s mineral claims. On April 8, 2026, Nedeel contributed the BD 1 to BD 200 unpatented mining claims to Apex North in exchange for a 100% membership interest in Apex North. The contribution was accounted for under SEC Staff Accounting Bulletin Topic 5G, "Transfers of Nonmonetary Assets by Promoters or Shareholders," and both the mineral rights and the membership interest issued to Nedeel were recorded at Nedeel's carryover cost basis of zero.

Transfers of Membership Interests

Following the contribution, Nedeel transferred portions of its membership interest to the other members. As of Apex North’s formation, Dragonstone held an exclusive and binding option to acquire 40% of Nedeel's membership interest in Apex North upon making certain payments to Nedeel. Dragonstone made those payments, and Nedeel transferred the 40% interest to Dragonstone. Prior to May 31, 2026, Nedeel also transferred a 10% interest in Apex North to each of Green Iguana and Kryptonite. Since these transfers were between members, Apex North received no consideration for them.

Advances from Dragonstone

In addition to holding a membership interest, Dragonstone provided interim funding to Apex North. During the period from March 9, 2026 (inception) to May 31, 2026, Dragonstone advanced $111,647 to Apex North to cover expenses. The advances are repayable upon the closing of a transaction with an Australian Securities Exchange Ltd (ASX) or US-listed entity and are presented as "Due to Related Party" on Apex North’s balance sheet.

Dragonstone as Account Intermediary (Subsequent to May 31, 2026)

After May 31, 2026, as the parties moved toward the Acquisition, Dragonstone’s role shifted from lender to account intermediary. During this period, Apex North issued unsecured promissory notes to the Company, under which all loan proceeds were paid to Dragonstone, as account intermediary and agent, to receive funds on behalf of Apex North. The notes are summarized below:

Effective Date	Principal Amount	Maturity Date
June 10, 2026	$220,000	June 10, 2027
August 19, 2026	$100,000	August 19, 2027
September 16, 2026	$350,000	September 16, 2027
Total	$670,000

Each note bears simple interest at 8.00% per annum, calculated on a 360-day year, with interest payable on the maturity date, and all principal and accrued interest due no later than twelve months from the note's effective date. The notes may be prepaid in whole or in part at any time without premium or penalty. If a material breach remains uncured for 30 days after written notice, the interest rate automatically increases to 15.00% per annum and the Company may declare the debt immediately due and payable. The notes are governed by Utah law. The notes were entered into in contemplation of the Acquisition and prior to the execution of the MIPA.

Dragonstone subsequently applied a portion of these note proceeds to Apex North’s operating expenses. As of September 30, 2026, a balance of $213,881 remained owed to Apex North and are reflected as “Due from Related Party” on Apex North’s balance sheet.

Exclusivity Agreement (Subsequent to May 31, 2026)

In parallel with the Acquisition negotiations, Apex North pursued additional project opportunities with its members. Effective August 20, 2026, Apex North entered into an Exclusivity Agreement with Nedeel and Kryptonite (together, the “Exclusivity Sellers”), both related-party principal members of Apex North. The agreement gives Apex North a one-month exclusivity period to complete confirmatory due diligence and negotiate a definitive agreement to acquire an 80% interest in the Rock Hill Mine, Windup Mine, and Polymet projects. Apex North agreed to pay the Exclusivity Sellers a nonrefundable exclusivity fee of $10,000 per project per month, of which $5,000 per project is payable in cash and $5,000 per project is deferred until five business days after the closing of the Acquisition. The exclusivity period may be extended by mutual written agreement for up to two additional months upon payment of an additional fee on the same terms. If a definitive agreement is executed during the exclusivity period, the fees paid will be credited dollar-for-dollar against the initial cash payment due to the Exclusivity Sellers; otherwise, the Exclusivity Sellers retain the fees. The Exclusivity Agreement does not obligate either party to complete the transaction.

Management Agreement

On June 1, 2026, Apex North entered into a management agreement (the “Management Agreement”) with DML, a related-party principal member of Apex North, under which Apex North agreed to pay DML $20,000 per month until the completion of a merger or similar transaction. For the three months ended September 30, 2026 and the period from March 9, 2026 (inception) to September 30, 2026, Apex North incurred and expensed $60,000 and $80,000, respectively, under the Management Agreement, which amounts are included in general and administrative expenses.

Promoters and Certain Control Persons

We believe we did not have any promoters at any time during the past five fiscal years.

Director Independence

The Company’s common stock is not listed on a national securities exchange, and the Company is not subject to any listing standards requiring that a majority of its board of directors, or any committee of the board, be composed of independent directors. Accordingly, the board of directors has not conducted a formal evaluation of whether any of its directors, including Debra W. Struhsacker and Michael Pruitt, qualify as “independent directors” under the definition in Nasdaq Listing Rule 5605(a)(2) or the listing standards of any other national securities exchange or the markets operated by OTC Markets Group Inc.

Legal Proceedings

From time to time, the Company and Apex North may become involved in legal proceedings arising in the ordinary course of business. Neither the Company nor Apex North is currently a party to, and none of their property is the subject of, any pending legal proceeding, and to the Company’s knowledge no such proceeding is contemplated by any governmental authority, that would be expected to have a material adverse effect on the Company. To the Company’s knowledge, there are no pending or threatened contests, adverse claims or challenges relating to the mining claims comprising the Project.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s common stock was formerly quoted on OTC Pink under the ticker symbol “ITKG.” Quotations were halted on March 25, 2021 following the SEC's revocation of the Company’s registration. The Company subsequently re-registered by filing a Form 10-12G in 2023. As of the date of this report, there is no established public trading market for the Company’s common stock.

Holders of Record

As of November 12, 2026, there were approximately 290 holders of record of the Company's common stock (excluding shares held in street name).

Dividends

The Company has not declared or paid any cash dividends on its common stock since inception, and the Company does not anticipate declaring or paying any cash dividends for the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

There are no securities authorized for issuance under equity compensation plans.

Recent Sales of Unregistered Securities

Series D Preferred Stock

On the Closing Date, the Company issued 390,714 shares of Series D Preferred Stock to the Sellers (or their respective designees) as consideration for the Acquired Interests pursuant to the MIPA, in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. Each Seller represented that it acquired the Closing Shares for its own account for investment and not with a view to distribution, and the Closing Shares bear a restrictive legend. No underwriter or placement agent was involved, and no underwriting discounts or commissions were paid, in connection with the issuance.

On the Closing Date, the Company also issued an aggregate of 62,730 shares of Series D Preferred Stock to the Noteholders in exchange for the Prior Notes (and, in the case of CM, two shares of Series B Preferred Stock) pursuant to the Exchange Agreement, in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof, as the shares were exchanged by the Company with its existing security holders exclusively and no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange and, alternatively, Section 4(a)(2) thereof.

Other than as described above and as previously reported in the Company’s periodic reports filed with the SEC, the Company has not sold any securities that were not registered under the Securities Act within the past three years.

See “Item 2.01—Description of Registrant’s Securities—Series D Preferred Stock,” for a description of the Series D Preferred Stock.

Description of Registrant’s Securities

General

The Company’s authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. The Company historically had issued Series A, Series B and Series C preferred stock, but such Series had been cancelled prior to or as of the Closing Date. As of the Closing Date, the only shares of capital stock issued and outstanding were 30,766,923 shares of common stock and 453,444 shares of Series D convertible preferred stock.

Common Stock

As of November 12, 2026, there were 30,766,923 shares of common stock outstanding.

Holders of our common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of our common stock do not carry cumulative voting rights. Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the existing stockholders and which may dilute the book value of the common stock. Stockholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock, when issued, will be fully paid and non-assessable.

Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.

Preferred Stock — Series D Preferred Stock

The Series D Convertible Preferred Stock was authorized by resolution of the Board of Directors and established pursuant to a Certificate of Designation of Rights and Preferences filed with the Nevada Secretary of State in accordance with NRS 78.1955 of the Nevada Revised Statutes. The material terms of the Series D Preferred Stock are summarized below.

Par Value and Authorized Shares. Each share of Series D Preferred Stock has a par value of $0.001 per share. The authorized number of shares of Series D Preferred Stock is 500,000. Each share has a Stated Value of $70, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions, or other similar events.

Ranking. The Series D Preferred Stock ranks senior to all shares of Common Stock and any other class or series of capital stock of the Company designated as “Junior Stock” with respect to dividend rights, distributions, and payments upon the liquidation, dissolution, and winding up of the Company. The Series D Preferred Stock ranks (a) junior to any class or series of capital stock expressly designated as “Senior Preferred Stock,” (b) on parity with any class or series of capital stock expressly designated as “Parity Stock,” and (c) senior to all Junior Stock. The Company may not authorize or issue any Senior Preferred Stock or Parity Stock without the prior express consent of the Required Holders, as defined in the Certificate of Designation, voting separately as a single class.

Dividend Rights. Holders of Series D Preferred Stock are entitled to receive dividends and other distributions declared or paid on shares of Common Stock on an as-converted basis. If the Company declares or makes any dividend or other distribution of its assets to holders of Common Stock (whether by way of return of capital, cash, stock, other securities, property, options, or otherwise), each holder of Series D Preferred Stock will be entitled to participate in such distribution as if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D Preferred Stock immediately prior to the applicable record date. The Company is prohibited from redeeming, repurchasing, or declaring or paying any cash dividend or distribution on any shares of Junior Stock while shares of Series D Preferred Stock remain outstanding.

Voting Rights. Holders of outstanding Series D Preferred Stock are entitled to vote on all matters submitted to a vote of the Company’s stockholders. They vote together with holders of Common Stock as a single class. Subject to Section 10(f) of the Certificate of Designation, each share of Series D Preferred Stock carries a number of votes equal to the number of shares of Common Stock into which it is then convertible on an as-converted basis. Under Section 10(f), no holder, other than Dragonstone Metals Ltd., its affiliates or members, or any holder who is a director or officer of the Company, may cast votes in respect of Series D shares to the extent that, after giving effect to those votes, the holder together with its Attribution Parties would cast votes for more than the Maximum Percentage, initially 4.99% and adjustable up to 9.99%, of the Common Stock outstanding as of the applicable record date. Certain corporate actions require the prior written consent of the Required Holders, as defined in the Certificate of Designation, with the Required Holder being Dragonstone Metals Ltd. only, including, without limitation: (a) any amendment to the Company’s Certificate of Incorporation or bylaws that would adversely affect the Series D Preferred Stock; (b) any increase or decrease in the authorized number of shares of Series D Preferred Stock; (c) the creation of any Senior Preferred Stock or Parity Stock; (d) any redemption or repurchase of Junior Stock; (e) any dividend or distribution on Junior Stock; (f) the issuance of any additional Series D Preferred Shares other than as contemplated by the Certificate of Designation; and (g) any action to circumvent a right of the Series D Preferred Stock under the Certificate of Designation. Amendments to the Certificate of Designation or any provision thereof also require the affirmative vote or written consent of the Required Holders pursuant to Section 29(b). A Change of Control requires the prior written consent of holders of a majority of the outstanding Series D Preferred Shares.

Conversion Rights and Mechanics. At any time after the initial issuance date, each holder of Series D Preferred Stock may convert any portion of the outstanding shares held by such holder into validly issued, fully paid, and non-assessable shares of Common Stock. The number of shares of Common Stock issuable upon conversion is determined by dividing (x) the Conversion Amount (the Stated Value plus any other amounts owed to the holder) by (y) the Conversion Price. The initial Conversion Price is $0.07 per share, subject to adjustment as provided in the certificate of designation. To convert, a holder must deliver a written notice of conversion to the Company. The Company is required to deliver the Conversion Shares within one Trading Day following receipt of a valid Conversion Notice. The Company will not issue any fractional shares upon conversion; any fractional share will be rounded up to the nearest whole share. The Company is responsible for all transfer, stamp, issuance, and similar taxes and expenses in connection with the issuance of Conversion Shares.

Beneficial Ownership Limitation. The Company may not effect any conversion of Series D Preferred Stock, and no holder has the right to convert, to the extent that, after giving effect to such conversion, the holder (together with its Attribution Parties, as defined in the Certificate of Designation) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. A holder may, with prior written consent of the Company, increase or decrease the Maximum Percentage to any percentage not in excess of 9.99%, provided that any increase will not be effective until the 61st day after notice thereof is delivered to the Company. This Beneficial Ownership Limitation does not apply to DML.

Liquidation Preference. In the event of a Liquidation Event (as defined in the certificate of designation), including any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Series D Preferred Stock are entitled to receive, out of the assets of the Company available for distribution to stockholders, before any amount is paid to holders of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share equal to the greater of (a) 125% of the Conversion Amount of such share on the date of payment, or (b) the amount per share such holder would receive if such holder converted such share into Common Stock immediately prior to the date of such payment. If the assets available for distribution are insufficient to pay the full liquidation preference to holders of Series D Preferred Stock and Parity Stock, then each such holder will receive a pro rata portion based on the full amount of liquidation preference payable to all such holders.

Redemption Rights. The certificate of designation does not provide for any mandatory redemption of the Series D Preferred Stock by the Company. However, upon the occurrence of certain Triggering Events (as defined in the certificate of designation), including, among others, following the listing or quotation of the Common Stock on an Eligible Market, the suspension from trading, delisting or removal from quotation, as applicable, of the Common Stock on such Eligible Market for a period of five consecutive Trading Days, the Company’s failure to timely deliver Conversion Shares, an Authorized Share Failure, the Company’s failure to make required payments, certain bankruptcy events, defaults under material Indebtedness, and the occurrence of a Change of Control without the required consent, holders of Series D Preferred Stock have the right to convert their shares at the Conversion Price with the Conversion Amount multiplied by a premium of 125%. Additionally, in certain circumstances where the Company is prohibited from issuing shares of Common Stock due to an Authorized Share Failure, the Company is required to pay cash to redeem the affected portion of the Series D Preferred Stock at a price equal to the product of the number of shares that cannot be issued multiplied by the greatest Closing Sale Price during the applicable period. A failure by the Company to pay any payable or debt owed to a related party of the Company is not a Triggering Event under the Certificate of Designation.

Anti-Dilution Protections. The Conversion Price of the Series D Preferred Stock is subject to adjustment upon the occurrence of certain dilutive events. If the Company issues or sells (or is deemed to have issued or sold) any shares of Common Stock (excluding certain Excluded Securities as defined in the certificate of designation) for consideration per share less than the Conversion Price then in effect, the Conversion Price will be reduced to the price per share at which such shares were issued or sold. The Conversion Price is also subject to proportional adjustment upon any subdivision (stock split, stock dividend, recapitalization, or similar transaction) or combination of the outstanding Common Stock. If the Company issues any Options, Convertible Securities, or Variable Price Securities, the Conversion Price may be adjusted as provided in the certificate of designation. The Company has covenanted not to take any action to avoid or circumvent the anti-dilution protections and other rights of holders of Series D Preferred Stock.

Transfer Restrictions. A holder may offer, sell, or transfer some or all of its shares of Series D Preferred Stock without the consent of the Company, subject to compliance with applicable securities laws. The Company maintains a register for the recordation of the names and addresses of holders and the Stated Value of the shares. Any assignment, transfer, or sale of shares must be recorded in such register. The Company is required to issue new certificates or book-entry evidence upon valid transfer requests. Certificates representing Series D Preferred Stock bear a legend notifying transferees and assignees to review the terms of the certificate of designation.

Registration Rights. The Company has agreed to provide certain demand registration rights to holders of Series D Preferred Stock. Specifically, the Required Holders (as defined in the certificate of designation) may request that the Company file a registration statement with the SEC covering the resale of the Registrable Securities (as defined in the certificate of designation), and the Company is obligated to use commercially reasonable efforts to cause such registration statement to become effective.

Reserved Shares. The Company is required to reserve at all times at least 100% of the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock at the Conversion Price then in effect. In the event of an Authorized Share Failure, the Company must take all action necessary to increase its authorized shares of Common Stock, including holding a stockholders’ meeting within 90 days to approve such increase.

The foregoing description of the Series D Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation of Rights and Preferences of Series D Convertible Preferred Stock, a copy of which is filed as Exhibit 3.5 to this Super 8-K and is incorporated herein by reference.

Transfer Agent

The transfer agent and registrar for the Company’s common stock is Equity Stock Transfer, located at 237 W 37th St Suite 602, New York, NY 10018. The transfer agent’s telephone number is (212) 575-5757.

Indemnification of Directors and Officers

The Company's Articles of Incorporation and Bylaws provide that the Company may indemnify its directors, officers, employees, and agents, as well as persons serving in those roles for other entities at the Company's request, for expenses (including attorneys' fees), judgments, fines, and settlement amounts reasonably incurred in connection with any threatened or actual civil, criminal, administrative, or investigative proceeding, other than an action by or in the right of the Company, provided that such person have acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, in the case of a criminal proceeding, must have had no reasonable cause to believe the conduct was unlawful. The fact that a proceeding ended by settlement, conviction, or plea of nolo contendere does not, by itself, create a presumption that the person failed to meet this standard.

In the case of a derivative action brought by or on behalf of the Company, the Company may also indemnify such persons for expenses (including attorneys' fees) and settlement amounts reasonably incurred in defending or settling the action, subject to the same good-faith standard. However, if a court has determined, after all appeals are exhausted, that the person is liable to the Company, indemnification is not permitted unless a court determines that such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

Where any such person has been successful, whether on the merits or otherwise, in defending any of the proceedings described above, or in defending any claim or issue within such proceeding, the Company is required to indemnify that person for the expenses, including attorneys' fees, reasonably incurred in connection with that defense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Financial Statements and Supplementary Data

The disclosure set forth under Item 9.01 of this Super 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

None.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in “Item 2.01—Recent Sales of Unregistered Securities” above is incorporated herein by reference.

ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in “Item 2.01—Description of Registrant’s Securities” above is incorporated herein by reference. The Series D Preferred Stock ranks senior to the common stock with respect to dividends and distributions upon liquidation, and, for so long as any shares of Series D Preferred Stock remain outstanding, the Company may not declare or pay any cash dividend or distribution on, or redeem or repurchase, any shares of common stock. In addition, the liquidation preference, anti-dilution, consent and voting rights of the Series D Preferred Stock limit and qualify the rights of the holders of common stock.

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

The information set forth in Item 2.01, including the information set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” above, is incorporated herein by reference.

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The disclosure set forth in Item 2.01, including the information under the headings “Departure and Appointment of Directors and Officers,” “Directors and Officers,” “Executive Compensation,” “Certain Relationships and Related Transactions, and Director Independence” and “Indemnification of Directors and Officers” above, is incorporated herein by reference. Other than the MIPA, there is no arrangement or understanding between any of Mr. Mitchell, Ms. Struhsacker or Ms. Wright and any other person pursuant to which such person was selected as a director or officer, and none of them has been named to any committee of the board of directors.

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 2, 2026, Integral Technologies, Inc. filed with the Secretary of State of the State of Nevada a Certificate of Designation designating the Company’s Series D Preferred Stock. On October 16, 2026, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Certificate of Designation. Copies of the Certificate of Designation and the Certificate of Amendment are filed as Exhibits 3.5 and 3.6, respectively, to this Super 8-K and are incorporated herein by reference.

See “Item 2.01—Description of Registrant’s Securities,” for a description of the Series D Preferred Stock.

ITEM 5.05         AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

In connection with the Acquisition, the board of directors adopted a new Code of Ethics and Business Conduct, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The disclosure regarding the Code of Ethics and Business Conduct set forth under “Directors and Officers—Code of Ethics and Business Conduct” above is incorporated herein by reference. The newly adopted Code of Ethics and Business Conduct did not result in any explicit or implicit waiver of any prior code of conduct or ethics. The foregoing description of the Code of Ethics and Business Conduct does not purport to be complete and is qualified in its entirety by the full text of the Code of Ethics and Business Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

ITEM 5.06         CHANGE IN SHELL COMPANY STATUS.

As previously disclosed in the Company’s periodic reports, immediately prior to the Closing described in Item 2.01 of this Current Report on Form 8-K, the Company was a “shell company” as defined in Rule 12b-2 under the Exchange Act. The completion of the acquisition of the Acquired Interests in Apex North LLC on the Closing Date constituted a transaction that has the effect of causing the Company to cease being a shell company. Pursuant to Item 2.01(f) of Form 8-K, this Super 8-K includes the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act for the class of securities registered under Section 12 of the Exchange Act, including financial statements of the business acquired, pro forma financial information, and the other disclosures required by Form 10, which are incorporated herein by reference from Item 2.01 above.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Filed herewith are:

Audited financial statements of Apex North LLC for the period from March 9, 2026 to May 31, 2026, and the accompanying notes, and unaudited financial statements of Apex North LLC for the three months ended September 30, 2026 and the period from March 9, 2026 to September 30, 2026 and the accompanying notes.

(b) Pro Forma Financial Information.

Filed herewith are the unaudited pro forma condensed combined financial statements of the registrant and its subsidiaries for the requisite periods.

(c) Shell Company Transactions.

The information set forth in paragraphs (a) and (b) of this Item 9.01 is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1
Membership Interest Purchase Agreement, dated as of November 10, 2026, by and among Integral Technologies, Inc., Dragonstone Metals Ltd., and Nedeel, LLC (schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K; the registrant agrees to furnish supplementally any omitted schedule or exhibit to the SEC upon request)]

3.1
Articles of Incorporation of Integral Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2026 filed on May 15, 2026).

3.2
Certificate of Amendment – Increase Authorized Capital (incorporated by reference to Exhibit 3.1(b) to the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2026 filed on May 15, 2026)

3.3
Certificate of Amendment – Reverse Stock Split and Increase Authorized Capital (incorporated by reference to Exhibit 3.1(c) to the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2026)

3.4
Bylaws, as amended and restated on December 31, 1997 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2026 filed on May 15, 2026)

3.5	Certificate of Designation of Series D Preferred Stock filed with the Nevada Secretary of State on October 2, 2026
3.6	Certificate of Amendment to the Certificate of Designation of Series D Preferred Stock filed with the Nevada Secretary of State on October 16, 2026
10.1	Amended and Restated Operating Agreement of Apex North LLC
10.2+	Executive Services Agreement, dated November 10, 2026, by and between the Company and Brett Mitchell
10.3+*	Consulting Agreement by and between the Company and Lyndsey Wright, dated November 10, 2026
10.4	Exchange Agreement by and among the Company, SBI Investments LLC, 2014-1, C/M Capital Master Fund, LP and WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series, dated November 10, 2026
10.5+	Form of Promissory Note Acceptance Agreement
14.1	Code of Ethics and Business Conduct
21.1	List of Subsidiaries
23.1	Consent of Clay Postlethwaite, M.Sc., Ph.D., CPG, CP Geosciences LLC
99.1	Audited financial statements of Apex North LLC as of May 31, 2026 and for the period from March 9, 2026 (inception) to May 31, 2026
99.2	Unaudited financial statements of Apex North LLC as of September 30, 2026 and for the three months ended September 30, 2026 and the period from March 9, 2026 (inception) to September 30, 2026
99.3	Unaudited pro forma condensed combined financial statements of Integral Technologies, Inc. and Apex North LLC
99.4	Technical Report Summary: The Apex North Critical Metals Property, Washington County, Utah, USA, prepared by CP Geosciences LLC, effective May 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan.
*
Portions of this exhibit have been omitted in compliance with Regulation S-K Item 601(b)(10)(iv) because the registrant has determined that the information is not material and is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026	Integral Technologies, Inc.

	By:	/s/ Brett Mitchell
	Name:	Brett Mitchell
	Title:	Chief Executive Officer